UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

SCHEDULE 14A INFORMATION
____________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

CorMedix Inc.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

CORMEDIX INC.
300 Connell Drive, Suite 4200
Berkeley Heights, New Jersey 07922

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 13, 2022

TO THE STOCKHOLDERS OF CORMEDIX INC.

The Annual Meeting of Stockholders of CorMedix Inc. will be held on October 13, 2022, at 9:00 a.m. Eastern time. The 2022 Annual Meeting will be a virtual-only meeting conducted via live webcast, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/CRMD2022. The 2022 Annual Meeting is being held for the following purposes:

1.      To elect seven directors to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.      To approve on a non-binding advisory basis our executive compensation;

3.      To approve the amended and restated 2019 Omnibus Stock Incentive Plan;

4.      To ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

5.      To act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the proxy statement accompanying this notice.

The Board has fixed the close of business on August 23, 2022 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for review online during the Annual Meeting at www.virtualshareholdermeeting.com/CRMD2022.

This year, the meeting will take place virtually at www.virtualshareholdermeeting.com/CRMD2022. However, to assure your representation at the meeting, you are urged to vote by proxy by following the instructions contained in the accompanying proxy statement. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote during the online meeting even if he or she has returned a proxy. Your vote is important. Whether or not you plan to attend the virtual annual meeting, we hope that you will vote as soon as possible.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on October 13, 2022: CorMedix Inc.’s Proxy Statement, 2021 Annual Report and Form of Proxy Card are also available at https://materials.proxyvote.com/21900C.

We are pleased to take advantage of the Securities and Exchange Commission, or SEC, rules that allow us to furnish proxy materials, including this notice, and the proxy statement (including an electronic proxy card for the meeting) for the annual meeting via the Internet. Taking advantage of these rules allows us to lower the cost of delivering annual meeting materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

Berkeley Heights, New Jersey

Dated: August 30, 2022

By Order of the Board of Directors,

/s/ Phoebe Mounts

Secretary

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Why are you holding a virtual meeting?
A:

Due to the public health impact of COVID-19 and to support the health and well-being of our employees, stockholders and directors, this year’s Annual Meeting will be held in a virtual meeting format only. The virtual format will provide stockholders enhanced access to, participation in and communication in the Annual Meeting regardless of their geographic location. The audio of the entire Annual Meeting will be available for one year on the Company’s website after the meeting.

Q:	How do I attend the Annual Meeting?
A:

You can access the Annual Meeting at www.virtualshareholdermeeting.com/CRMD2022. You must enter the 16-digit control number found on your Notice of Internet Availability or Proxy Card. If you are a beneficial owner, you must contact your bank, broker or other institution where you hold your account if you have questions about obtaining your control number.

Q:	How can I ask questions during the Annual Meeting?
A:

The virtual format of the Annual Meeting allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our management. Stockholder questions may be submitted in the field provided in the web portal during the Annual Meeting for consideration. Detailed guidelines for submitting written questions during the Annual Meeting are available at www.virtualshareholdermeeting.com/CRMD2022. You can also submit questions in advance of the Annual Meeting by visiting www.proxyvote.com.

Q:	What if I need technical assistance during the Annual Meeting?
A:	If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, you should call 1-800-586-1548 (US) or 303-562-9288 (International) for technical assistance.
Q:	Who may vote at the meeting?
A:

The Board has set August 23, 2022 as the record date for the meeting. If you owned shares of our common stock or shares of our Series E and Series G preferred stock at the close of business on August 23, 2022, you may attend and vote at the meeting. Each common stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of August 23, 2022, there were 41,208,210 shares of our common stock outstanding and entitled to vote at the meeting. Additionally, each Series E preferred stockholder is entitled to approximately 6.20 votes for each share of Series E preferred stock held on all matters to be voted on and each Series G preferred stockholder is entitled to approximately 23.63 votes for each share of Series G preferred stock held on all matters to be voted on. As of August 23, 2022, there were 89,623 shares of our Series E preferred stock and 89,999 shares of our Series G preferred stock outstanding and entitled to vote at the meeting. Pursuant to their respective terms, as of the record date, the shares of Series E stock represent a total of 556,045 votes and the shares of Series G preferred stock represent a total of 2,126,432 votes. Such shares of Series E and G preferred stock vote together with our shares of common stock as a single class on all matters submitted to a vote of the holders of our common stock. The outstanding shares of common stock, shares of Series E preferred stock and shares of Series G preferred stock represent an aggregate of 43,890,687 votes entitled to be cast at the meeting. Our outstanding Series C-3 preferred stock is non-voting and therefore has no voting rights at the Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:

If your shares of common stock are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent the Notice of Internet Availability of Proxy Materials to you directly. All shares of Series E and Series G preferred stock are held of record by the persons in whose name certificates for such shares have been issued, which current owners are affiliates of Elliott Associates, L.P. (“Elliott Associates”).

If your shares of common stock are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials has been forwarded to you by your broker, bank, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, nominee, trustee or other holder of record on how to vote your shares by using the voting instruction card you receive from your broker, nominee, trustee or other holder of record.

Q:	What is the quorum requirement for the meeting?
A:

A majority of our outstanding shares of stock, including shares of Series E and Series G preferred stock entitled to vote as of the record date must be present at the meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

• are present and entitled to vote at the meeting;
• properly submitted a proxy card or voter instruction card in advance of or at the meeting; or
• do not provide your broker with instructions on how to vote, but the broker submits the proxy nonetheless (a broker non-vote).

If you are present virtually or by proxy at the meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. The proposals listed in this proxy statement identify the votes needed to approve or ratify the proposed actions.

Q:	What proposals will be voted on at the meeting?
A:	The proposals to be voted on at the meeting are as follows:
1. To elect the seven directors named in the proxy statement to serve until our next annual meeting or until their successors have been elected and qualified;
2. To approve on a non-binding advisory basis our executive compensation;
3. To approve the amended and restated 2019 Omnibus Stock Incentive Plan; and
4. To ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:	How may I vote my shares personally at the meeting?
A:

If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. All shares of Series E and Series G preferred stock are held of record by the persons in whose name certificates for such shares have been issued, which current owners are affiliates of Elliott Associates. As the stockholder of record, you have the right to vote during the meeting at www.virtualshareholdermeeting.com/CRMD2022 using your unique control number that was included in your proxy card. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting via the Internet. Because a beneficial owner is not the stockholder of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	How can I vote my shares without attending the meeting?
A:

Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. If your shares are held by a broker, trustee or other nominee, they should send your instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•   Via the Internet by accessing the proxy materials on the secure website https://www.proxyvote.com and following the voting instructions on that website;

•   Via telephone by calling toll free 1-800-579-1639 in the United States or outside the United States and following the recorded instructions; or

•   By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials and completing, dating, signing and returning the proxy card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. Eastern Time on October 12, 2022. Of course, you can always attend the meeting virtually and vote your shares. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.

Q:	How can I change my vote after submitting it?
A:	If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:

•   Filing with our Corporate Secretary at 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922 a written notice of revocation bearing a later date than the proxy either before the meeting or at the meeting;

•   Duly executing a later-dated proxy relating to the same shares and delivering it either before the meeting or live at the meeting and before the taking of the vote, to our Corporate Secretary at 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922;

•   Attending the meeting and voting online during the virtual meeting by visiting www.virtualshareholdermeeting.com/CRMD2022 with your control number (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or

• If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 PM Eastern Time on October 12, 2022.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, nominee, trustee or other holder of record. You may also vote at the meeting if you obtain a legal proxy from them as described in the answer to a previous question.

Q:	Where can I find the voting results of the meeting?
A:	We will announce the voting results at the annual meeting. We will publish the results in a Form 8-K filed with the SEC within four business days of the annual meeting.

CORMEDIX INC.
300 Connell Drive, Suite 4200
Berkeley Heights, New Jersey 07922

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 13, 2022

This proxy statement has been prepared by, delivered and solicited on behalf of the management of CorMedix Inc., in connection with the 2022 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/CRMD2022, on October 13, 2022, at 9:00 a.m. Eastern time. “We”, “our” and the “Company” each refers to CorMedix Inc.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on October 13, 2022:

This proxy statement and our annual report to security holders for the fiscal year ended December 31, 2021 are also available at https://materials.proxyvote.com/21900C.

In accordance with the rules of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including the notice, this proxy statement, and a proxy card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on or about August 30, 2022. We mailed a Notice of Internet Availability of Proxy Materials on or about August 30, 2022 to our stockholders of record and beneficial owners as of August 23, 2022, the record date for the meeting. This proxy statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request.

GENERAL INFORMATION ABOUT SOLICITATION, VOTING AND ATTENDING

Who Can Vote

You are entitled to attend the meeting and vote your common stock or Series E or G preferred stock if you held shares as of the close of business on August 23, 2022. At the close of business on August 23, 2022, a total of 41,208,210 shares of common stock, 89,623 shares of our Series E preferred stock and 89,999 shares of our Series G preferred stock were outstanding and entitled to vote. Each share of common stock has one vote, each share of Series E preferred stock has approximately 6.20 votes and each share of Series G preferred stock has approximately 23.63 votes. The shares of Series E and G preferred stock vote together with our shares of common stock as a single class on all matters submitted to a vote of the holders of our common stock. The outstanding shares of common stock, shares of Series E preferred stock and shares of Series G preferred stock, represent an aggregate of 41,208,210, 556,045 and 2,126,432 votes, respectively. There is an aggregate total of 43,890,687 votes entitled to be cast at the meeting.

Counting Votes

Consistent with Delaware state law and our bylaws, the presence, in person or by proxy, of at least a majority of the shares entitled to vote at the meeting will constitute a quorum for purposes of voting on a particular matter at the meeting. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment. Shares held of record by stockholders or their nominees who do not vote by proxy or attend the meeting in person will not be considered present or represented and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from banks, brokerage firms or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters.

Assuming the presence of a quorum at the meeting:

•        The election of directors will be determined by a plurality of the votes cast for each director nominee. This means that the seven nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors.

•        The advisory vote on our executive compensation requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to approve our executive compensation.

•        The amendment to our 2019 Plan requires an affirmative vote of a majority of votes cast on this proposal to approve the amendment. Abstentions will have the effect of a vote against this proposal and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal.

•        The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the proposal. In this context, abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

With respect to “routine” matters, such as the ratification of the selection of our independent registered public accounting firm, a bank, brokerage firm, or other nominee has the authority (but is not required) under the rules governing self-regulatory organizations, or SRO rules, including the Nasdaq Global Market, on which our common stock is listed, to vote its clients’ shares if the clients do not provide instructions. When a bank, brokerage firm or other nominee votes its clients’ shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR, AGAINST or ABSTAINING with respect to such routine matters. Broker non-votes are not considered votes cast and, accordingly, will have no effect on any “non-routine” proposal.

With respect to “non-routine” matters, such as the election of directors, the advisory vote to approve the compensation paid by the Company to its executive officers and the advisory vote to approve the frequency of the vote on executive compensation, a bank, brokerage firm, or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not provide instructions. The bank, brokerage firm, or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum.

Because the proposal for the advisory vote to approve the compensation paid by the Company to its executive officers requires a majority of votes cast for approval, and broker non-votes are not considered votes cast, a broker non-vote will have no effect on these proposals. While the election of directors is a non-routine matter, directors are elected by a plurality of the votes cast, which means that the seven nominees receiving the highest number of affirmative votes will be elected. As a result, votes withheld and broker non-votes have no effect on the election of directors.

In summary, if you do not vote your proxy, your bank, brokerage firm, or other nominee may either:

•        cast a vote on routine matters;

•        cast a “broker non-vote” on non-routine matters; or

•        leave your shares unvoted altogether.

We strongly encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the meeting.

Cost of this Proxy Solicitation

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors and employees might solicit proxies personally and by telephone. None of these individuals will receive any additional compensation for this. We plan to retain a proxy solicitor to assist in the solicitation of proxies for a fee. We will, upon request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

Attending the Annual Meeting

To attend the 2022 Annual Meeting, you will need to access www.virtualshareholdermeeting.com/CRMD2022 and enter your control number on your proxy card. If you are a beneficial owner of shares held by a bank or broker, i.e., in “street name”, you may vote them at the Annual Meeting only if you obtain a legal proxy from the bank or broker and deliver such legal proxy to the inspector of election to obtain a control number for access to the 2022 Annual Meeting.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our bylaws provide that the number of directors constituting the Board shall be not less than five nor more than nine. The Board may establish the number of directors within this range. There are seven directors presently serving on our Board, following the March 18, 2022 election of Joseph Todisco, who was appointed Chief Executive Officer of the Company, effective May 10, 2022. In March 2015, in connection with a backstop financing agreement, we granted Manchester Securities Corp., a subsidiary of Elliott Associates, L.P., our largest stockholder, the right for as long as it or its affiliates hold any of our common stock or securities convertible into our common stock to appoint, and nominate for election at subsequent stockholder meetings, up to two members of our Board and/or to have up to two observers attend Board meetings in a non-voting capacity. Manchester has exercised its appointment right and appointed Janet Dillione and Myron Kaplan as members of the Board in 2015 and 2016, respectively, and to nominate Ms. Dillione and Mr. Kaplan for election at subsequent stockholder meetings, including the 2022 Annual Meeting.

The Board proposes the seven nominees listed below for election to the Board for a one-year term. The Board has determined that directors Paulo F. Costa, Janet Dillione, Gregory Duncan, Alan W. Dunton, Myron Kaplan, and Steven Lefkowitz are independent as defined in Rule 5605 of the Nasdaq Global Market Listing Rules. In addition to the specific bars to independence set forth in that rule, we also consider whether a director or his or her affiliates have provided any services to, worked for or received any compensation from us or any of our subsidiaries in the past three years in particular. None of the nominees is related by blood, marriage or adoption to any other nominee or any of our executive officers.

Director Nominees with Terms Expiring in 2022

The following table sets forth information concerning our director nominees as of August 23, 2022:

Name	Age	Director Since	Position(s) with CorMedix
Paulo F. Costa	72	September 2020	Director
Janet Dillione	62	August 2015	Director
Gregory Duncan	57	November 2020	Director
Alan W. Dunton	68	March 2019	Director
Myron Kaplan	77	April 2016	Director and Chairman of the Board
Steven Lefkowitz	66	June 2017	Director
Joseph Todisco	46	March 2022	Director

Paulo F. Costa has been a director of CorMedix since September 2020. Mr. Costa previously served as President and Chief Executive Officer of Novartis U.S. Corporation, from October 2005 to August 2008. Prior to his work at Novartis U.S. Corporation, Mr. Costa was President and Chief Executive Officer of Novartis Pharmaceuticals, U.S. from July 1999 to September 2005. Prior to joining Novartis, Mr. Costa spent 30 years at Johnson & Johnson, including as President of Janssen Pharmaceutica, Inc. from 1992 to 1998. From August 2009 to August 2012, Mr. Costa served as Chairman of the Board of Amylin Pharmaceuticals Inc, a commercial stage biopharma company, until its sale to Bristol-Myers Squibb and AstraZeneca in a $7 billion transaction in 2012. Mr. Costa served as Director from June 2009 to October 2013 and Chairman until May 2022 of MacroGenics, Inc., a public oncology focused biopharma company. Mr. Costa received his undergraduate degree from São Paulo School of Business Administration and earned a master’s degree in business administration from Harvard Business School. Among other experience, qualifications, attributes and skills, Mr. Costa’s significant depth of experience in the pharmaceutical industry, including service as a director and executive of pharmaceutical companies, led to the conclusion of our Board that he should serve as a director of our Company in light of our business and structure.

Janet Dillione has been a director of CorMedix since August 2015. Since November 2020, Ms. Dillione has served as the Chief Executive Officer of Connect America, a nationally recognized leader in comprehensive telehealth and remote patient monitoring solutions. Prior to joining Connect America and starting in May 2014, she served as Chief Executive Officer of Bernoulli Enterprise, Inc., a real-time connected healthcare information technology company. Previously, she was at Nuance Communications, Inc., a leading provider of voice and language solutions for businesses and consumers around the world, having joined Nuance in April 2010 as Executive Vice President and General Manager of the Healthcare Division and serving as an executive officer from March 2010 until May 2014. From June 2000 to March 2010, Ms. Dillione held several senior level management positions at

Siemens Medical Solutions, a global leader in medical imaging, laboratory diagnostics, and healthcare information technology, including President and CEO of the global healthcare IT division. Ms. Dillione currently serves as a director of Vizient, Inc., a private health care performance improvement company. Ms. Dillione received her B.A. from Brown University in 1981 and completed the Executive Program at The Wharton School of Business of the University of Pennsylvania in 1998. She has over 25 years of experience leading global teams in the development and delivery of healthcare technology and services. Among other qualifications, attributes and skills, Ms. Dillione’s financial and IT expertise and significant executive management experience with medical device and healthcare companies led to the conclusion of our Board that she should serve as a director of our Company in light of our business and structure.

Gregory Duncan has been a director of CorMedix since November 2020. Mr. Duncan currently serves as the Chairman and CEO of Virios Therapeutics, a clinical-stage biopharmaceutical company developing and commercializing innovative antiviral therapies to treat diseases associated with a viral triggered abnormal immune response, such as fibromyalgia (FM), and has served since April 2020. From 2014 and prior to joining his current company, Mr. Duncan served as President and CEO of Celtaxsys, a privately held biotechnology company focused on cystic fibrosis and other rare, inflammatory diseases. Mr. Duncan has spent the majority of his career in senior leadership roles in commercial stage pharmaceutical companies. From 2007 to 2013, he served as a senior executive at UCB, including as President of its North America business, as well as an executive committee member. Prior to his roles with UCB, Mr. Duncan spent approximately 17 years at Pfizer where he gained significant experience across sales and marketing functions including serving as SVP of US Marketing and later as President of Pfizer’s Latin America business from 2005 to 2007. Mr. Duncan received his undergraduate degree from the State University of New York, Albany, and earned an MBA degree from Emory University. Among other experience, qualifications, attributes and skills, Mr. Duncan’s significant depth of experience in the pharmaceutical industry led to the conclusion of our Board that he should serve as a director of our Company in light of our business and structure.

Alan W. Dunton, M.D. has been a director of CorMedix since March 2019. He is the founder and principal consultant of Danerius, LLC, a biotechnology and pharmaceutical consulting business which he started in 2006. From 1994, he served in senior positions in Research and Development in the Pharmaceutical Division of Johnson and Johnson including President and Managing Director of the Janssen, the major research, development and regulatory arm of the pharmaceuticals division at Johnson & Johnson. From January 2007 through March 2009, Dr. Dunton served as President and Chief Executive Officer of Panacos Pharmaceuticals, Inc. From November 2015 through March 2018, Dr. Dunton was the Head/Senior Vice President of Research, Development and Regulatory Affairs of Purdue Pharma L.P., a private pharmaceutical company. Dr. Dunton received his Bachelor of Science degree in biochemistry, magna cum laude, from State University of New York at Buffalo, and received his M.D. from New York University School of Medicine. In addition to CorMedix, Dr. Dunton currently serves on the boards of three public companies, as a Director at Palatin Technologies, Inc. and Oragenics, Inc. he chairs the Compensation Committees of both companies. He also serves as a member of the Audit Committees of these companies. Additionally, Dr. Dunton is a member of the board of Recce Pharma Ltd., an Australian public biotechnology company focused on developing novel anti-infectives for serious and life threatening diseases. Among other qualifications, Dr. Dunton’s significant depth of experience in the pharmaceutical industry, including service as a director of public pharmaceutical companies, led to the conclusion of our Board that he should serve as a director of our Company in light of our business and structure.

Myron Kaplan became a director of CorMedix in April 2016. He is a founding partner of Kleinberg, Kaplan, Wolff & Cohen, P.C., a New York City general practice law firm, where he has practiced corporate and securities law for more than forty years. In 2012, Mr. Kaplan became a trustee of the Lehman Brothers Plan Holding Trust. Previously, he served as a member of the board of directors of SAirGroup Finance (USA) Inc., a subsidiary of SAirGroup that had publicly issued debt securities, Trans World Airlines, Inc. and Kitty Hawk, Inc. Among his business and civic involvements, Mr. Kaplan currently serves on the boards of directors of a number of private companies and has been active for many years on the boards of trustees and various board committees of The Children’s Museum of Manhattan and JBI International (formerly The Jewish Braille Institute of America). Mr. Kaplan graduated from Columbia College and holds a Juris Doctor from Harvard Law School. Among other experience, qualifications, attributes and skills, Mr. Kaplan’s experience in a broad range of corporate and securities matters and service as a director of public companies led to the conclusion of our Board that he should serve as a director of our Company in light of our business and structure.

Steven Lefkowitz was a director of CorMedix from August 2011 to June 2016. He was reappointed to the Board in June 2017. He also served as our acting Chief Financial Officer from August 2013 to July 2014. Mr. Lefkowitz has been the President and Founder of Wade Capital Corporation, a financial advisory services company, since June 1990. Mr. Lefkowitz has been a director of both public and private companies. Mr. Lefkowitz received his A.B. from Dartmouth College in 1977 and his M.B.A. from Columbia University in 1985. Among other experience, qualifications, attributes and skills, Mr. Lefkowitz’s education, experience and financial expertise led to the conclusion of our Board that he should serve as a director of our Company in light of our business and structure.

Joseph Todisco became a director of CorMedix in March 2022. Prior to joining CorMedix as our Chief Executive Officer, he was a senior executive at Amneal Pharmaceuticals, where for the past 11 years he has held various roles, most recently as Executive Vice President, Chief Commercial Officer where he was responsible for Amneal Specialty, a growing branded products business. During his tenure at Amneal, Mr. Todisco held roles overseeing corporate development and international operations, leading commercial teams in several international markets including the UK, Australia and Germany, as well as leading Amneal’s merger integration with Impax Laboratories in 2018. He was previously Co-Founder and managing executive of Gemini Laboratories, a specialty pharmaceutical company focused on the sales and marketing for niche branded products in the US Market. Gemini Laboratories was established as an affiliate of Amneal Pharmaceuticals and was subsequently acquired by Amneal in 2018. Prior to joining Amneal, Mr. Todisco was Vice President, Business Development & Licensing at Ranbaxy, Inc. where he was responsible for developing and executing Ranbaxy’s North American commercial business strategy. Prior to Ranbaxy, he held various roles at Par Pharmaceutical, and in his earlier career held positions at Oppenheimer & Company and Marsh & McLennan Companies. Mr. Todisco obtained his MBA in finance from Fordham Graduate School of Business and his BA in Economics from Georgetown University. Among other qualifications, attributes and skills, Mr. Todisco’s business expertise and significant executive management experience in the pharmaceutical industry led to the conclusion of our Board that he should serve as a director of our Company in light of our business and structure.

Vote Required

Directors are elected by a plurality of the votes cast at the annual meeting. This means that the seven nominees receiving the highest number of affirmative votes will be elected.

Recommendation

The Board recommends that stockholders vote FOR the election of the seven nominees for election to the Board each for a one-year term.

PROPOSAL NO. 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under Section 14A of the Securities Exchange Act of 1934, or the “Exchange Act”, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or “Dodd-Frank Act”, the Board is submitting a “say on pay” proposal for stockholder consideration. While the vote on executive compensation is nonbinding and solely advisory in nature, the Board and the Compensation Committee value the opinion of our stockholders and will review and consider the voting results. We currently intend to hold future advisory votes on executive compensation every year, and the next say on pay vote is expected to occur at the annual meeting of our stockholders in 2023.

Our executive officers are compensated based on performance, and in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and our Company’s and our stockholders’ interests. We believe our compensation program is strongly aligned with the long-term interests of our Company and our stockholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead our Company successfully in a competitive environment.

The compensation of the Named Executive Officers is described on pages 34 through 45 of this proxy statement.

We are asking stockholders to vote on the following resolution:

“RESOLVED, that the stockholders of CorMedix Inc. approve, on an advisory basis, the compensation paid to its Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion as disclosed in this proxy statement.”

As indicated above, the stockholder vote on this resolution will not be binding on our Company or the Board and will not be construed as overruling or determining any decision by us or by the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for our company or the Board.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock as of the record date present or represented at the meeting is required to approve the compensation of our Named Executive Officers, as disclosed in this proxy statement.

Recommendation

The Board of Directors unanimously recommends stockholders vote, on an advisory basis, FOR our executive compensation.

PROPOSAL NO. 3 — APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2019 OMNIBUS STOCK INCENTIVE PLAN

On August 23, 2022, our Board adopted an amended and restated CorMedix Inc. 2019 Omnibus Stock Incentive Plan (as amended, the “2022 Plan”), subject to stockholder approval. Pursuant to the 2022 Plan and subject to certain adjustments as described below, on or after the effective date of the 2022 Plan, we may issue up to 4,800,000 additional shares of our common stock as long-term equity incentives to our employees, consultants, and directors. The long-term incentives may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, or other rights or benefits (collectively, “stock rights”) to employees, consultants, and directors of our Company or a related entity (collectively, “participants”). We believe that the effective use of long-term equity incentives is essential to attract, motivate, and retain employees, consultants and directors, to further align participants’ interests with those of our stockholders, and to provide participants incentive compensation opportunities that are competitive with those offered by other companies in the same industry and locations as ours.

In this Proposal No. 3, we are asking our stockholders to approve the 2022 Plan. A full text of the 2022 Plan is attached as Appendix A to this Proxy Statement.

As of August 23, 2022, approximately 30 employees, three consultants and six non-employee directors would have been eligible to participate in the 2022 Plan if the 2022 Plan were in effect on such date, and we expect that the same or similar number of employees, consultants and non-employee directors will be eligible to participate in the 2022 Plan as of the effective date. The closing price of our Company’s common stock on Nasdaq Global Market on August 23, 2022 was $3.91.

As more fully described below under the section titled “Summary of the 2022 Plan,” as of July 31, 2022, 72,302 shares remain available for grant under the 2019 Omnibus Stock Incentive Plan (the “2019 Plan”). If this Proposal No. 3 is approved by our stockholders at the Annual Meeting, the maximum aggregate number of additional shares that may be issued under the 2022 Plan on or after the effective date of the 2022 Plan will be 4,800,000 shares, subject to adjustment as described below. In addition, any shares that remain available for grant under the 2019 Plan as of the effective date of the 2022 Plan, plus any shares subject to outstanding grants under the 2019 Plan and the 2013 Stock Incentive Plan (the “2013 Plan) (collectively, the 2019 Plan and the 2013 Plan are referred to as the “Prior Plans”) that are forfeited, canceled or expire, or are settled in cash after the effective date of the 2022 Plan, shall be available for issuance under the 2022 Plan, subject to adjustment as described below.

Description of Changes

The terms of the 2022 Plan are the same as the 2019 Plan, except that 4,800,000 additional shares will be available for issuance under the 2022 Plan on or after the effective date of the 2022 Plan and the 2022 Plan will expire on October 12, 2032.

Vote Required

Provided there is a quorum for the meeting, approval of the 2022 Plan requires the affirmative vote of a majority of the votes cast on this Proposal No. 3. Broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this Proposal No. 3 to approve our 2022 Plan. Under applicable Nasdaq Global Market rules and guidance, in the context of stockholder approval of an equity compensation plan, abstentions, if any, are treated as votes cast, and therefore will have the same effect as a vote against this Proposal No. 3.

Recommendation

Our Board unanimously recommends that stockholders vote FOR the 2022 Plan.

Summary of the 2022 Plan

Following is a summary of the principal features of the 2022 Plan. For additional information, please refer to the specific provision of the full text of the 2022 Plan set forth in Appendix A to this proxy statement.

Key Provisions

Following are the key provisions of the 2022 Plan:

Provisions of the 2022 Plan	Description
Eligible Participants:	Employees, non-employee directors, and consultants of our Company, any related entity, and any successor entity that adopts the 2022 Plan.
Share Reserve:

Subject to adjustment as described below, the maximum aggregate number of additional shares of our common stock which may be issued on or after the effective date of the 2022 Plan pursuant to all awards (including incentive stock options) is 4,800,000 shares. In addition, the shares that remain available for grant under the 2019 Plan as of the effective date of the 2022 Plan, plus any shares subject to outstanding grants under the Prior Plans that are forfeited, canceled or expire, or are settled in cash after the effective date of the 2022 Plan, shall be available for issuance under the 2022 Plan.

The reserved shares will be reduced by one share for each share granted pursuant to stock rights awarded under the 2022 Plan.

No Liberal Share Recycling:

The 2022 Plan does not permit “liberal” share recycling of any awards. Accordingly, any shares tendered or withheld to pay the exercise price or to satisfy tax obligations will be deemed issued and therefore not available for new grants under the 2022 Plan.

Award Types:

•   Incentive and non-statutory stock options

•   Stock appreciation rights (referred to as “SARs”)

•   Restricted stock awards

•   Restricted stock unit awards (referred to as “RSUs”)

•   Dividend equivalent rights

•   Other rights or benefits

Vesting:	Determined by our Board or by the Compensation Committee, or another committee if appointed by our Board.
No Dividends on Unvested Awards:	Any payment of accumulated dividends or dividend equivalent rights on an outstanding award is contingent on the actual vesting or payment, as applicable, of such award.
Repricing:

Other than pursuant to an equitable adjustment as described below, or in connection with a corporate transaction, the plan administrator will not, without the approval of the Company’s stockholders, (a) lower the exercise price of an option or SAR, (b) cancel an option or SAR when the exercise price per share exceeds the fair market value of a share in exchange for cash or another award, or (c) take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

2022 Plan Termination Date:	October 12, 2032.

Determination of Shares to be Available for Issuance

As of July 31, 2022, 72,302 shares remain available for grant under the 2019 Plan. The Board believes that attracting and retaining employees, consultants and directors of high quality has been and will continue to be essential to the Company’s growth and success. Consistent with this view, the Board believes that the number of shares available for issuance under the 2019 Plan is not sufficient for future grants in light of our compensation structure and strategy.

If this Proposal No. 3 is approved by our stockholders at the Annual Meeting, the maximum aggregate number of new shares that may be issued under the 2022 Plan on or after the effective date of the 2022 Plan will be 4,800,000 shares, subject to adjustment as described below. In addition, the shares that remain available for grant under the 2019 Plan as of the effective date of the 2022 Plan, plus any shares subject to outstanding grants under the Prior Plans that are forfeited, canceled or expire, or are settled in cash after the effective date of the 2022 Plan, shall be available for issuance under the 2022 Plan. When deciding on the number of shares to be available for awards under the 2022 Plan, the Board considered a number of factors, including the number of shares currently available under the 2022 Plan, the Company’s past share usage (“burn rate”), the number of shares needed for future awards, a dilution analysis, the current and future accounting expenses associated with the Company’s equity award practices, and stockholder perspectives.

Dilution Analysis

The proposed share authorization is a request to amend the 2019 Plan so that 4,800,000 additional shares will be available for awards under the 2022 Plan on or after the effective date of the 2022 Plan.

The table below shows our potential dilution (referred to as “overhang”) levels based on our fully diluted shares of common stock and our request for 4,800,000 new shares to be available for awards under the 2022 Plan. The request for 4,800,000 additional shares to be reserved under the 2022 Plan represents 8.5% of the fully diluted shares of our common stock, as described in the table below. The Board believes that this number of shares of common stock under the 2022 Plan represents a reasonable amount of potential equity dilution, which will allow us to continue awarding stock rights, and that such stock rights are an important component of the Company’s equity compensation program.

Potential Overhang

Stock Options Outstanding as of July 31, 2022(1)	4,568,285
Weighted Average Exercise Price of Stock Options Outstanding as of July 31, 2022	$6.35
Weighted Average Remaining Term of Stock Options Outstanding as of July 31, 2022	7.05 years
Outstanding Full Value Awards as of July 31, 2022(2)	256,378
Total Equity Awards Outstanding as of July 31, 2022(1)(2)(3)	4,824,663
Shares Available for Grant under the 2019 Plan as of July 31, 2022(3)	72,302
Additional Shares Requested under the 2022 Plan	4,800,000
Total Potential Overhang under the 2022 Plan	9,696,965
Shares of Common Stock Outstanding as of July 31, 2022	41,106,777
Warrants and Convertible Equity Shares as of July 31, 2022	5,456,477
Fully Diluted Shares of Common Stock	56,266,219
Potential Dilution to Stockholders of 4,800,000 Additional Shares Requested under the 2022 Plan as a Percentage of Fully Diluted Shares of Common Stock	8.5%

____________

(1)      Represents the number of outstanding stock option awards under the Prior Plans.

(2)      The 256,378 Full Value Awards are comprised of time-based restricted stock units granted to employees and non-employee directors under the Prior Plans.

(3)      Any shares covered by awards under the Prior Plans that are forfeited, canceled or expire, or are settled in cash, after the effective date of the 2022 Plan will be added to the maximum aggregate number of shares that may be issued under the 2022 Plan.

Based on our current equity award practices, the Board estimates that the authorized shares under the 2022 Plan may be sufficient to provide us with an opportunity to grant stock rights for approximately three to four years. This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of our common stock, the mix and grant value of cash, options and full value awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions during the next few years.

Share Usage

The table below sets forth the following information regarding the awards granted under the 2019 Plan and the 2013 Plan: (i) the share usage for each of the last three calendar years and (ii) the average share usage rate over the last three calendar years. The share usage for each specified year has been calculated as (i) the sum of (x) all stock options granted in the applicable year, (y) all time-based stock units and stock awards granted in the applicable year, and (z) all performance-based stock units and stock awards granted in the applicable year at target value, divided by (ii) the weighted average number of shares of common stock outstanding for the applicable year.

Dividend equivalents are not included in the share usage calculation because none have been granted.

Share Usage Table

Element	2021	2020	2019	Three-Year Average
Time-Based Stock Units and Stock Awards Granted	0	15,312	29,863	—
Total Full Value Awards	0	15,312	29,863	—
Stock Options Granted:	1,664,700	1,111,984	496,300	—
Total Full Value Awards and Stock Options Granted	1,664,700	1,127,296	526,163	—
Weighted Average Shares of Common Stock Outstanding at December 31	37,666,081	28,561,963	24,152,088	—
Share Usage	4.42%	3.95%	2.18%	3.52%

As noted in the table above, we used an average of 3.52% of the weighted average shares outstanding on an annual basis for awards granted over the past three years under the 2019 Plan and the 2013 Plan.

The Board believes that the Company’s executive compensation program, and particularly the granting of stock rights, allows us to align the interests of employees, consultants and directors who are selected to receive awards with those of our stockholders. The Board believes that awards granted pursuant to the 2022 Plan are a vital component of our compensation program and, accordingly, that it is important that an appropriate number of shares of stock be authorized for issuance under the 2022 Plan.

Administration

The 2022 Plan will be administered by our Board or by the Compensation Committee or another committee appointed by our Board. With respect to awards to our officers or directors, the 2022 Plan will be administered in a manner to satisfy applicable laws and that permits such grants and related transactions to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The plan administrator has the full authority to select recipients of the grants, determine whether and to what extent grants are awarded, establish additional terms, conditions, rules or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards and take any other action deemed appropriate; however, no action may be taken that is inconsistent with the terms of the 2022 Plan.

Available Shares

Subject to adjustment as described below, the maximum aggregate number of additional shares which may be issued pursuant to awards under the 2022 Plan on or after effective date of the 2022 Plan is 4,800,000 shares of our common stock. In addition, the number of shares available for grant under the 2019 Plan as of the effective date of the 2022 Plan, plus any shares subject to outstanding grants under the Prior Plans that are forfeited, canceled or expire, or are settled in cash after the effective date of the 2022 Plan, shall be available for issuance under the 2022 Plan. The maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options (as described below) will not exceed 4,800,000 shares.

In addition, any shares covered by an award that is forfeited, canceled, or expires, or is settled in cash, under the 2022 Plan will be deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2022 Plan. Any shares covered by a Prior Plan award that is forfeited, canceled or expires, or is settled in cash, after the effective date of the 2022 Plan, will be added to the maximum aggregate number of shares that may be issued under the 2022 Plan. In the event any option or other award granted under the 2022 Plan or a Prior Plan is exercised through the tendering of shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding shares for any stock right, any shares so tendered or withheld will not again available for awards under the 2022 Plan. With respect to exercise of a stock-settled SAR, the total number of Shares subject to such SAR will be counted against the share reserve, notwithstanding that only the net number of such shares were issued. Shares of common stock we reacquire on the open market or otherwise using cash proceeds from the exercise of options will not be available for awards under the 2022 Plan.

Shares awarded pursuant to awards granted upon the assumption of or in substitution for outstanding awards previously granted by a company that the Company acquires or with which it merges (referred to as “Substitute Awards”) will not reduce the shares authorized for issuance under the 2022 Plan, nor will shares subject to a Substitute Award be added to the shares available for awards under the 2022 Plan. In the event that a company acquired by the Company or a related entity, or of which the Company or related entity combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate) may be used for awards under the 2022 Plan and will not reduce the shares authorized for issuance under the 2022 Plan. However, awards using such available shares will not be made after the date awards could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees, consultants, or non-employee directors of the Company prior to such acquisition or combination.

Limit on Non-Employee Director Awards

The maximum number of shares subject to awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid during the fiscal year to the non-employee director, in respect of the director’s service as a member of the Board during such year, will not exceed $500,000 in total value, calculated based on the grant date fair value of such swards for financial reporting purposes. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that any non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Eligibility and Types of Awards

The 2022 Plan permits us to grant stock awards, including stock options, SARs, restricted stock, RSUs and dividend equivalent rights or other rights or benefits, to our employees, directors, and consultants.

Stock Options

A stock option may be an incentive stock option within the meaning of, and qualifying under, Section 422 of the Internal Revenue Code of 1986, as amended (referred to as the “Code”), or a non-statutory stock option. However, only our employees (or employees of our parent or subsidiaries, if any) may be granted incentive stock options. Incentive and non-statutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2022 Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our common stock on the date of grant except with respect to Substitute Awards. Options granted under the 2022 Plan will become exercisable at the rate specified by the plan administrator.

The plan administrator determines the term of the stock options granted under the 2022 Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may exercise any options otherwise exercisable as of the date of termination, but only during the post-termination exercise period designated in the optionholder’s stock option award agreement. The optionholder’s stock option award agreement may provide that upon the termination of the optionholder’s relationship with us for cause, the optionholder’s right to exercise his or her options will terminate concurrently with the termination of the relationship. If an optionholder’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or his or her estate or person who acquired the right to exercise the award by bequest or inheritance may exercise any vested options for a period of 12 months following such date. The option term may be extended in the event that exercise of the option within the applicable time periods is prohibited by applicable securities laws or such longer period as specified in the stock option award agreement but in no event beyond 30 days immediately following the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) a broker-assisted cashless exercise, (c) the tender of common stock previously owned by the optionholder, (d) a net exercise of the option, and (e) any combination of the foregoing methods of payment.

Unless the plan administrator provides otherwise, awards generally are not transferable, except by will or the laws of descent and distribution.

Incentive stock options may be granted only to our employees (or to employees of our parent company and subsidiaries, if any). To the extent that the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year under any of our equity plans exceeds $100,000, such options will not qualify as incentive stock options. A stock option granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of our stock or stock of any of our affiliates may not be an incentive stock option unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights

SARs may be granted under the 2022 Plan either concurrently with the grant of an option or at a later time determined by the plan administrator, or alone, without reference to any related stock option. The plan administrator determines both the number of shares of common stock related to each SAR and the exercise price for an SAR, within the terms and conditions of the 2022 Plan, provided that the exercise price of an SAR cannot be less than 100% of the fair market value of the common stock subject thereto on the date of grant. In the case of an SAR granted concurrently with a stock option, the number of shares of common stock to which the SAR relates will be reduced in the same proportion that the holder of the stock option exercises the related option.

The plan administrator will determine whether to deliver cash in lieu of shares of common stock upon the exercise of an SAR. If common stock is issued, the number of shares of common stock that will be issued upon the exercise of an SAR is determined by dividing (a) the number of shares of common stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares, by (b) the fair market value of a share of common stock on the exercise date.

If the plan administrator elects to pay the holder of the SAR cash in lieu of shares of common stock, the holder of the SAR will receive cash equal to the fair market value on the exercise date of any or all of the shares that would otherwise be issuable.

The exercise of an SAR related to a stock option is permissible only to the extent that the stock option is exercisable under the terms of the 2022 Plan on the date of surrender. Any incentive stock option surrendered will be deemed to have been converted into a non-statutory stock option immediately prior to such surrender.

Restricted Stock

Restricted stock awards are awards of shares of our common stock that are subject to established terms and conditions. The plan administrator sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient and the vesting schedule and criteria (which may include continued service to us for a period of time or the achievement of performance criteria). If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares generally will be forfeited to, or repurchased by, us.

Restricted Stock Units

An RSU is a right to receive stock, cash equal to the value of a share of stock or other securities or a combination of the three at the end of a set period or the attainment of performance criteria. No stock is issued at the time of grant. The plan administrator sets the terms of the RSU award, including the size of the RSU award, the consideration (if any) to be paid by the recipient, vesting schedule, and criteria and form (stock or cash) in which the award will be settled. If a participant’s service terminates before the RSU is fully vested, the unvested portion of the RSU award generally will be forfeited to us.

Dividend Equivalent Rights

Dividend equivalent rights entitle the recipient to compensation measured by ordinary dividends paid with respect to a specified number of shares of common stock. No cash dividends or dividend equivalents will accrue or be paid in respect of any stock options or SARs.

Rights as a Stockholder; No Dividends or Dividend Equivalent Rights on Unvested Awards

Except as otherwise provided in any award agreement, a participant will not have any rights of a stockholder with respect to any of the shares granted under an award of restricted stock (including the right to vote or receive dividends and other distributions paid or made with respect thereto). No dividends or dividend equivalent rights will be paid in respect of any unvested award of restricted stock, unless and until such shares vest.

In the case of awards other than restricted stock, except as otherwise provided in any award agreement, a participant will not have any rights of a stockholder. No dividends or dividend equivalent rights will be paid with respect to any of the shares granted pursuant to such award agreement until the award vests and is paid.

Performance-Based Compensation

The 2022 Plan establishes procedures for our Company to grant performance-based awards, meaning awards structured such that the vesting or other realization of the award will be subject to the achievement of certain performance criteria established by the plan administrator for a specified performance period. The plan administrator will determine the duration of the performance period, the performance criteria on which performance will be measured, and the amount and terms of payment and vesting upon achievement of such criteria.

The business measures that may be used to establish the performance criteria may include, but will not be limited to, one of, or any combination of, the following:

The business measures that may be used to establish the performance criteria may include one of, or combination of, the following:

A.	Net earnings or net income (before or after taxes);
B.	Earnings per share;
C.	Net sales growth;
D.	Net operating profit;
E.	Return measures (including, but not limited to, return on assets, capital, equity, or sales);
F.	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
G.	Cash flow per share;
H.	Earnings before or after taxes, interest, depreciation, and/or amortization;
I.	Gross or operating margins;
J.	Productivity ratios;
K.	Share price (including, but not limited to, growth measures and total stockholder return);
L.	Expense targets or ratios;
M.	Charge-off levels;
N.	Improvement in or attainment of revenue levels;
O.	Margins;
P.	Operating efficiency;

Q.	Operating expenses;
R.	Economic value added;
S.	Improvement in or attainment of expense levels;
T.	Improvement in or attainment of working capital levels;
U.	Debt reduction;
V.	Capital targets;
W.	Regulatory, clinical, or manufacturing milestones; and
X.	Consummation of acquisitions, dispositions, projects or other specific events or transactions.

Deferrals

The plan administrator may permit participants to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the participant in connection with an award under the 2022 Plan. The plan administrator will establish the rules and procedures applicable to any such deferrals.

Adjustments

Subject to any required action by the our stockholders, the number of shares of common stock covered by each outstanding stock right, and the number of shares of common stock which have been authorized for issuance under the 2022 Plan but as to which no stock rights have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding stock right, as well as any other terms that the plan administrator determines require adjustment will be proportionately adjusted for (i) any increase or decrease in the number of issued and outstanding shares of common stock resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the shares, or similar transaction affecting the shares, (ii) any other increase or decrease in the number of issued and outstanding shares of common stock effected without receipt of consideration by us, or (iii) any other transaction with respect to the our common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any of our convertible securities will not be deemed to have been “effected without receipt of consideration.” Such adjustment will be made by the plan administrator and its determination will be final, binding and conclusive. Except as the plan administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason hereof will be made with respect to, the number or price of shares of common stock subject to a stock right. No adjustments will be made for dividends paid in cash or in property other than our common stock.

Corporate Transactions

Unless otherwise set forth in an award agreement, if a corporate transaction occurs and participants’ awards remain outstanding after the corporate transaction, or are assumed by, or converted to similar awards in the corporate transaction, and the participant incurs an involuntary separation from service other than for cause during a period specified by the plan administrator, (i) all outstanding options and SARs will automatically accelerate and become fully exercisable, (ii) any restrictions and conditions on outstanding restricted stock will immediately lapse, and (iii) awards of RSUs or of other rights or benefits will become payable. Awards that are based on performance goals will vest and be payable as determined by the plan administrator.

Unless otherwise set forth in an award agreement, if a corporate transaction occurs and participants’ awards do not remain outstanding after the corporate transaction, and are not assumed by, or converted to similar awards in the corporate transaction, (i) all outstanding options and SARs will immediately vest and become exercisable, (ii) any restrictions on restricted stock will immediately lapse, and (iii) awards of RSUs or of other rights or benefits will become payable as of the date of the corporate transaction. Awards that are based on performance goals will vest and be payable as determined by the plan administrator.

The plan administrator may establish such other terms relating to the effect of a corporate transaction on awards as the plan administrator deems appropriate. In addition to other actions, in the event of a corporate transaction, the plan administrator may take any one or more of the following actions with respect to any or all outstanding awards, without the consent of any participant: (i) the plan administrator may determine that outstanding awards will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation); (ii) the plan administrator may determine that outstanding options and SARs will automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding restricted stock will immediately lapse; (iii) the plan administrator may determine that participants will receive a payment in settlement of outstanding awards of RSUs or of other rights or benefits, in such amount and form as may be determined by the plan administrator; (iv) the plan administrator may require that participants surrender their outstanding options and SARs in exchange for a payment by the Company, in cash or shares as determined by the plan administrator, in an amount equal to the amount, if any, by which the then fair market value of the shares subject to the participant’s unexercised options and SARs exceeds the exercise price, and (v) after giving participants an opportunity to exercise all of their outstanding options and SARs, the plan administrator may terminate any or all unexercised options and SARs at such time as the plan administrator deems appropriate. If the per share fair market value of the shares does not exceed the per share exercise price, the Company will not be required to make any payment to the participant upon surrender of the option or SAR.

For purposes of the 2022 Plan, “corporate transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of common stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities. Any acceleration, surrender, termination, settlement or conversion shall take place as of the date of a corporate transaction or such other date as the plan administrator may specify.

Amendment and Termination; No Repricing

Our Board generally may amend, suspend, or terminate the 2022 Plan. However, it may not amend, suspend, or terminate the 2022 Plan without stockholder approval (obtained within 12 months before or after a related Board resolution) for certain actions, such as an increase in the number of shares reserved under the 2022 Plan (other than pursuant to an equitable adjustment), modifications to the provisions of the 2022 Plan regarding the grant of incentive stock options, modifications to the provisions of the 2022 Plan regarding the exercise prices at which shares may be offered pursuant to options, or extension of the 2022 Plan’s expiration date.

Other than pursuant to an equitable adjustment as described above or in connection with a corporate transaction, the plan administrator will not, without the approval of the Company’s stockholders, (a) lower the exercise price of an option or SAR, (b) cancel an option or SAR when the exercise price per share exceeds the fair market value of one share in exchange for cash or another award, or (c) take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

Clawback/Repayment

All awards will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any applicable clawback, forfeiture or other similar policy adopted by the Board or Compensation Committee and as in effect from time to time; and (ii) applicable law. Further, to the extent that the participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant may be required to repay any such excess amount to the Company.

Tax Withholding

Our Board may require a participant to satisfy any federal, state, local, or foreign income tax withholding obligation or other tax-related liabilities relating to a stock award by (a) causing the participant to tender a cash payment, (b) withholding shares of common stock from the shares of common stock deliverable to the participant in connection with the award, (c) delivering to the Company already-owned shares of common stock, provided the delivery of such shares will not result in any adverse accounting consequences as the plan administrator determines (d) selling shares of common stock from the shares of common stock deliverable to the participant in connection with the award, (e) retaining from salary or other amounts payable to the participant, and/or (f) any other means that the plan administrator determines both to comply with applicable laws and be consistent with the purposes of the 2022 Plan.

Summary of Federal Income Tax Consequences of the 2022 Plan

The following summary is intended only as a general guide to certain U.S. federal income tax consequences under current law of participation in the 2022 Plan and does not attempt to describe all possible federal, state or local, foreign, or other tax consequences of such participation or tax consequences based on any participant’s particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a participant’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the 2022 Plan should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

If a participant disposes of shares within two years after the date of grant of the option or within one year after the date of exercise of the option (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed to the participant as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally our Company will be entitled (subject to the requirement of reasonableness, Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may subject the participant to alternative minimum tax liability for the year of exercise. Special rules may apply after exercise for (a) sales of the shares in a disqualifying disposition, (b) basis adjustments for computing alternative minimum taxable income on a subsequent sale of the shares, and (c) tax credits that may be available to participants subject to the alternative minimum tax.

Non-Statutory Stock Options

Options not designated or qualifying as incentive stock options will be non-statutory stock options. A participant generally recognizes no taxable income upon the grant of such an option so long as (a) the exercise price is no less than the fair market value of the stock on the date of grant and (b) the option (and not the underlying stock) at such time does not have a readily ascertainable fair market value. Upon exercise of a non-statutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the then-fair market value of the shares purchased, and withholding of income and employment taxes will apply if the participant is or was an employee. Generally, the Company will be entitled (subject to the requirement of reasonableness, Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a non-statutory stock option, any recognized gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss, which will be short-term or long-term gain or loss, depending on the holding period of the stock.

Stock Appreciation Rights

A participant recognizes no taxable income upon the receipt of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the SAR (subject to the requirement of reasonableness, Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation).

Restricted Stock

A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earliest of (a) the date the shares become transferable, (b) the date the shares are no longer subject to a substantial risk of forfeiture, or (c) the date the shares are acquired if the participant makes a timely election under Code Section 83(b). If the shares are subject to a substantial risk of forfeiture and not transferable when issued, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service, and other provisions, no later than 30 days after the date the shares are acquired. Upon the taxable disposition of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will generally be taxed as capital gain or loss; however, for any shares returned to our Company pursuant to a forfeiture provision, a participant’s loss may be computed based only on the purchase price (if any) of the shares and may not take into account any income recognized by reason of a Section 83(b) election. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Our Company generally will be entitled (subject to the requirement of reasonableness, Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which the ordinary income from restricted stock is recognized by the participant.

Restricted Stock Units

No taxable income is recognized upon receipt of an RSU award. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Our Company generally will be entitled (subject to the requirement of reasonableness, Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Dividend Equivalent Rights

A recipient of dividend equivalent rights generally will recognize ordinary income at the time the dividend equivalent right is paid. If required, income and employment tax must be withheld on the income recognized by the participant. Our Company will generally be entitled (subject to the requirement of reasonableness, Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Other Awards

Our Company generally will be entitled to an income tax deduction in connection with an award under the 2022 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income (subject to the requirement of reasonableness, Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation). Participants typically are subject to income (and employment) tax and recognize such tax at the time that an award is granted, exercised, vests or becomes nonforfeitable, unless the award provides for a further deferral.

Section 409A

Section 409A of the Code (“Section 409A”) imposes certain requirements on nonqualified deferred compensation arrangements. These include requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that adverse tax consequences will apply unless distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred.

Certain awards under the 2022 Plan may be subject to the requirements of Section 409A in form and in operation, but are designed to meet the conditions under Section 409A for avoiding its adverse tax consequences. For example, RSUs that provide for a settlement date following the vesting date may be subject to Section 409A. If an award under the 2022 Plan is subject to Section 409A and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on the participant’s compensation recognized as ordinary income, as well as interest on such deferred compensation.

Section 162(m)

Section 162(m) of the Code imposes a $1 million limit on the amount a public company may deduct for compensation paid to a company’s chief executive officer, chief financial officer or any of the company’s three other most highly compensated executive officers (“covered employees”) or persons who have been covered employees for years after 2016.

* * *

The foregoing is only a summary, based on the current Code and the Treasury Regulations promulgated by the U.S. Department of the Treasury thereunder, of the U.S. federal income tax consequences to the participant and our Company with respect to the grant and exercise of options and other awards under the 2022 Plan. The summary does not purport to be complete and does not address all income tax laws that may be relevant to any particular participant. It does not address the tax consequences of the participant’s death, any tax laws of any municipality, state, or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws.

New Plan Benefits

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to participants under the 2022 Plan because awards under the 2022 Plan are discretionary. The plan administrator has full discretion to determine the amount of the awards to be made to participants under the 2022 Plan, subject to the limits described above for non-employee directors. Therefore, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2022 Plan.

PROPOSAL NO. 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to its charter, the Audit Committee of our Board has appointed the firm Friedman LLP, New York, New York, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. While the Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Committee and the Board are requesting that the stockholders ratify this appointment. If the stockholders ratify this appointment, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of our stockholders. If the stockholders do not ratify this appointment, the Audit Committee may reconsider, but might not change, its appointment.

Representatives of Friedman LLP are expected to be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

Ratification of the appointment of Friedman LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting.

Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

CORPORATE GOVERNANCE

Information about the Board of Directors and its Committees

Board of Directors Composition

Our Board currently consists of seven members. Directors elected at this meeting and each subsequent annual meeting will be elected for one-year terms or until their successors are duly elected and qualified.

We separate the positions of Chairman, currently held by independent director Myron Kaplan, and that of Chief Executive Officer, held by Joseph Todisco. While the Board believes that separation of these positions serves our Company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Chairman and Chief Executive Officer.

Board Diversity Matrix

Board Diversity Matrix (as of August 23, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary or Transgender	Did Not Disclose
Part I: Gender Identity
Directors	1	5	0	1
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
White	1	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGTBQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	1

Environmental, Social and Governance Considerations

We are a forward-thinking biopharmaceutical company dedicated to addressing unmet medical needs. As an emerging company, we recognize that we have the opportunity to develop corporate social responsibility policies and practices that reflect our values as a company and our commitment to our employees and the broader medical community with a strategic focus on the following areas:

Diversity, Equity and Inclusion:    We are focused on promoting diversity in our workforce and creating an equitable and inclusive workplace where all our employees feel supported and are empowered to succeed. We believe that this will provide us with a competitive advantage, driving creative and innovative thinking and ultimately enhancing our business. We value diversity in thought, skills, background, and experiences and strive to have a diverse Board and leadership team that will advance our business and contribute to our success.

Patient Support:    Patients are at the core of our mission. Our current product candidate, DefenCath, is aimed to help prevent blood stream infections in patients undergoing chronic hemodialysis through a central venous catheter. The LOCK-IT 100 clinical trial we conducted in hemodialysis patients, included a broad and diverse population of kidney failure patients (the “Trial Patient Population”) representing a range of demographic characteristics, such as age, race, and ethnicity. Notably, 30% of the Trial Patient Population consisted of patients who self-identified as Black or African American. This representation was important to us, as Black or African American patients represent under 14% of the U.S. population, but account for more than 35% of the patients undergoing chronic hemodialysis and thus are disproportionately at risk for a catheter related blood stream infection. We also have engaged more broadly with kidney care advocacy groups and other key stakeholders to understand the needs of the patients we serve.

Employee Wellness:    We believe that our employees are key to our success. We are dedicated to investing in our employees and workplace culture. As part of this effort, we offer benefits and financial wellness programs to our full-time employees, including offering a 401(k) match program, short-term and long-term disability insurance, and educational programs to help employees understand how to manage their finances. We also offer several programs to promote the health and wellbeing of our employees, including an employee assistance program, and disease management and prevention programs.

Environmental:    We strive to engage all employees in community service activities, including ones that promote environmental awareness. The company utilizes waste management programs to minimize ecological impact.

Governance:    We have adopted a Code of Business Conduct and Ethics (the “Code of Business Conduct”), which applies to all of our employees (including officers) and non-employee directors, and outlines our commitment to ethical and compliant business practices. We promote compliance with all relevant government laws, rules, and regulations, honest and ethical conduct, protection of company assets, and fair dealings and timely and accurate disclosures in all company reporting. All employees are required to understand, comply with, and report any suspected violations of the Code of Business Conduct, which is reviewed by management and the Board periodically to ensure it is appropriate in scope and achieves the objectives above.

Selection of Nominees for our Board of Directors

To be considered as a director nominee, an individual must have, among other attributes: high personal and professional ethics, integrity and values; commitment to our Company and its stockholders; an inquisitive and objective perspective and mature judgment; availability to perform all Board and committee responsibilities; and independence. In addition to these minimum requirements, the Nominating and Governance Committee will also evaluate whether the nominee’s skills are complementary to the existing directors’ skills and the Board’s need for operational, management, financial, international, industry-specific or other expertise. We do not have a specific written policy with regard to the consideration of diversity in identifying director nominees. We recognize and will take into account the need to comply with rules and regulations relating to diversity requirements, including those adopted by the Nasdaq Global Market. We focus on identifying nominees with experience, qualifications, attributes and skills to work with the other directors to serve the long-term interests of our stockholders. All those matters being equal, we do and will consider diversity a positive additional characteristic in potential nominees.

The Nominating and Governance Committee invites Board members to submit nominations for director. In addition to candidates submitted by Board members, director nominees recommended by stockholders will be considered. Stockholder recommendations must be made in accordance with the procedures described in the section titled “Stockholder Proposals” below and will receive the same consideration that other nominees receive. All nominees are evaluated by the Nominating and Governance Committee to determine whether they meet the minimum qualifications outlined in the immediately preceding paragraph and whether they will satisfy the Board’s needs for specific expertise at that time. The Committee recommends to the full Board the slate of nominees for election as directors at our annual meeting of stockholders.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Our Audit Committee currently consists of Mr. Lefkowitz (Chair), Dr. Dunton and Mr. Duncan. Our Compensation Committee currently consists of Ms. Dillione (Chair), Dr. Dunton and Mr. Duncan. Our Nominating and Governance Committee currently consists of Mr. Costa (Chair), Mr. Kaplan, Ms. Dillione and Mr. Todisco. The membership of these Committees may be changed after our next annual meeting.

Our Board has undertaken a review of the independence of our directors and has determined that (i) all current directors are independent within the meaning of Section 5605(b) of the Nasdaq Marketplace Rules, (ii) all members of our Audit Committee meet the additional test for independence for audit committee members imposed by SEC regulation and Section 5605(c) of the Nasdaq Marketplace Rules, (iii) all of the members of our Compensation Committee are independent within the meaning of Section 5605(d) of the Nasdaq Marketplace Rules, and (iv) all of the members of our Nominating and Governance Committee are independent within the meaning of Section 5605(e) of the Nasdaq Marketplace Rules.

Each of the above-referenced committees operates pursuant to a formal written charter. The charters for each committee, which have been adopted by our Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on our website at www.cormedix.com under the “Investor Relations — Corporate Governance” tab.

Audit Committee

The Audit Committee monitors our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. The Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. All related party transactions will be approved by the Audit Committee before we enter into them.

Both our independent registered public accounting firm and internal financial personnel regularly meet with, and have unrestricted access to, the Audit Committee.

The Board has determined that each of Mr. Lefkowitz, Dr. Dunton and Mr. Duncan qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of each of Mr. Lefkowitz, Dr. Dunton and Mr. Duncan as an “audit committee financial expert” does not impose on them any duties, obligations or liability that are greater than those that are generally imposed on them as a member of the Audit Committee and the Board, and their designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Compensation Committee

The Compensation Committee reviews and approves our compensation policies and all forms of compensation to be provided to our executive officers, including, among other things, annual salaries, bonuses, and other incentive compensation arrangements. In addition, the Compensation Committee administers our equity compensation plans, including granting stock options to our executive officers. The Compensation Committee also reviews and approves employment agreements with executive officers and other compensation policies and matters.

Since 2016, we have periodically engaged Frederic W. Cook & Co., an independent compensation consultant, for input on the compensation of our Named Executive Officers and directors. The Compensation Committee assessed the independence of Frederic W. Cook & Co., considering the factors required by the Nasdaq Global Market Listing Rules and concluded that no conflict of interest exists that would prevent Frederic W. Cook & Co. from independently representing our Company. In the future, we, or the Compensation Committee, may engage or seek the advice of Frederic W. Cook & Co., or another compensation consultant.

Each member of the Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Nominating and Governance Committee

The Nominating and Governance Committee identifies, evaluates and recommends nominees to the Board and committees of the Board, conducts searches for appropriate directors and evaluates the performance of the Board and of individual directors. The Nominating and Governance Committee also is responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the Board concerning corporate governance matters.

Information Regarding Meetings of the Board and Committees

The business of our Company is under the general oversight of our Board as provided by the laws of Delaware and our bylaws. During the fiscal year ended December 31, 2021, the Board held fifteen meetings and also conducted business by written consent, the Audit Committee held four meetings and also conducted business by written consent, the Compensation Committee held one meeting and also conducted business by written consent, and the Nominating and Governance Committee held no meetings. Due to the COVID-19 pandemic, aside from one meeting of the Board in December 2021, all of these meetings were held virtually. Each director nominee attended at least 75% of the Board meetings and the meetings of the committee on which he or she served since being appointed to the Board and respective committees. We do not have a formal written policy with respect to Board members’ attendance at our annual meetings of stockholders, but we encourage them to do so.

Risk Oversight

Our Board is responsible for our Company’s risk oversight and has delegated that role to the Audit Committee. In fulfilling that role, the Audit Committee focuses on our general risk-management strategy, the most significant risks facing our Company, and ensures that risk-mitigation strategies are implemented by management. The Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. The Nominating and Governance Committee seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices. Each of the committees regularly reports to the full Board as appropriate on its efforts at risk oversight, and will report any matter that rises to the level of a material or enterprise-level risk.

Stockholder Proposals

The bylaws establish procedures for stockholder nominations for elections of directors and bringing business before any annual meeting or special meeting of stockholders. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, the stockholder notice must be given not more than 120 days nor less than the later of 90 days prior to the date of the annual meeting or, if it is later, the 10th day following the date on which the date of the annual meeting is first publicly announced or disclosed by us.

A stockholder’s notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, and (ii) the class and number of shares of our Company that are owned beneficially and of record by such stockholder and such beneficial owner; and (d) any additional information reasonably requested by the Board.

Notwithstanding anything in the previous paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by the bylaws will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

The chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in the bylaws and, if any proposed nomination or business is not in compliance with the bylaws, to declare that such defective proposal or nomination will be disregarded.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)

c/o Corporate Secretary

CorMedix Inc.

300 Connell Drive, Suite 4200

Berkeley Heights, New Jersey 07922

We will forward all communications from stockholders to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

Stock Ownership Requirements

We adopted stock ownership guidelines for our non-employee directors in October 2014 with the objective of more closely aligning the interests of our non-employee directors with those of our stockholders. The stock ownership guidelines require each non-employee director to acquire $100,000 worth of our common stock within five years of October 20, 2014 for then-current directors and within five years of joining the Board for directors joining the Board after that date. This requirement may be met with the purchase of shares under the Deferred Compensation Plan for Directors, vesting of shares underlying restricted stock units and the exercise of stock options.

Hedging and Pledging Policies

We have adopted an insider trading policy that includes provisions restricting our directors, officers and employees from engaging in hedging or monetization transactions involving our securities and prohibits certain individuals from engaging in short sales of our securities. Our insider trading policy also strongly discourages our directors, officers and employees from holding our securities in margin accounts or otherwise pledging our securities as collateral for loans.

Executive Officers

The following table sets forth information concerning our current executive officers as of August 23, 2022:

Name	Age	Position(s) with CorMedix
Joseph Todisco	46	Chief Executive Officer
Matthew David	45	Executive Vice President and Chief Financial Officer
Phoebe Mounts	72	Executive Vice President and General Counsel and Head of Regulatory, Compliance, Legal and Technical Operations
Elizabeth Masson-Hurlburt	43	Executive Vice President and Head of Clinical Operations

See the biography for Joseph Todisco under “Proposal No. 1 — Election of Directors.”

Matthew David became our Chief Financial Officer in May 2020. From October 4, 2021 through May 10, 2022, Dr. David also served as our interim Chief Executive Officer in addition to his role as Chief Financial Officer. Prior to joining us, he most recently served as Head of Strategy at Ovid Therapeutics Inc, a late-stage clinical biopharmaceutical company focused on developing treatments for rare neurological disorders, where he was responsible for financing strategy and investor relations, and joined in October 2018. Prior to Ovid, Dr. David was a Strategic Advisor to Frequency Therapeutics, advising on financing, investor relations and strategic initiatives from 2017 to early 2019. Prior to Frequency, Dr. David spent the majority of his career as an investment banker specialized in the life sciences sectors, including at Piper Jaffray, Thomas Weisel Partners, Ferghana Partners and most recently at Bank of America Merrill Lynch. As part of his experience as an investment banker, Dr. David has advised on a broad range of capital raising and strategic transactions. Earlier in his career, Dr. David was part of the equity research team at Lehman Brothers, focusing on Large Pharma. Dr. David began his career as a surgical resident at Beth Israel Hospital, after receiving an M.D. from NYU School of Medicine. Dr. David earned his Bachelor of Arts degree in Chemistry, magna cum laude, from Dartmouth College.

Phoebe Mounts became our Executive Vice President and General Counsel and Head of Regulatory, Compliance and Legal in May 2019 and Technical Operations in October 2021. Prior to her employment with us, Dr. Mounts was a partner at Morgan, Lewis & Bockius LLP, where she provided legal counsel to life sciences companies for over 20 years. As part of her work at Morgan Lewis, Dr. Mounts had been providing us legal services as outside counsel since 2013, with responsibility for developing our FDA regulatory strategies for DefenCath. Prior to graduating from Georgetown University Law Center, Dr. Mounts was on the faculty of the Johns Hopkins University School of Public Health for 16 years, specializing in molecular biology and infectious disease. She received her Ph.D. in molecular biology from the University of Edinburgh in Scotland.

Elizabeth Masson-Hurlburt became our Executive Vice President and Head of Clinical Operations in March 2018. Prior to her employment, Ms. Masson-Hurlburt had been providing us clinical operations expertise as a consultant since late November 2017. Before she began her consulting career, she held several progressive management roles in clinical operations, most recently at Gemphire Therapeutics, as a Senior Director, Clinical Operations from April 2015 to October 2016, then as Vice President, Clinical Operations from October 2016 to March 2018. Ms. Masson-Hurlburt received her B.A. in Leadership and Organizational Management from Bay Path College.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of August 23, 2022 by:

•        each person known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•        each director;

•        each of our Named Executive Officers; and

•        all of our current directors and Named Executive Officers as a group.

This table is based upon the information supplied by our Named Executive Officers, directors and principal stockholders and from Schedules 13D and 13G filed with the SEC. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown, and their address is c/o CorMedix Inc., 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922. As of August 23, 2022, we had 41,208,210 shares of common stock outstanding. Shares of Company common stock subject to options and warrants that are currently vested or exercisable or that will become vested or exercisable within 60 days after August 23, 2022, as well as restricted stock units that vest within 60 days after August 23, 2022, are deemed to be beneficially owned by the person holding such options, warrants or restricted stock units for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. In addition, an aggregate of 556,045 shares of Series E preferred stock and 2,126,432 shares of Series G Preferred Stock have the right to cast an aggregate of 2,682,477 votes.

	Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Shares	%
Directors
Paulo F. Costa(2)	57,083	*
Janet Dillione(3)	171,806	*
Gregory Duncan(4)	49,166	*
Alan W. Dunton(5)	92,083	*
Myron Kaplan(6)	274,367	*
Steven Lefkowitz(7)	188,983	*
Joseph Todisco(8)	10,000	*

Named Executive Officers
Matthew David(9)	206,734	*
Phoebe Mounts(10)	245,273	*
Elizabeth Masson-Hurlburt(11)	209,703	*
John Armstrong(12)	266,131	*
Khoso Baluch(13)	685,977	1.6%
Thomas Nusbickel(14)	137,500	*

All executive officers and directors as a group (10 persons)(15)	1,505,198	3.6%

____________

*        Less than 1%

(1)      Based upon 41,208,210 shares of our common stock outstanding on August 23, 2022 and, with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of August 23, 2022.

(2)      Consists of 57,083 shares of our common stock issuable upon exercise of stock options.

(3)      Consists of (i) 53,473 shares of our common stock, and (ii) 118,333 shares of our common stock issuable upon exercise of stock options. Ms. Dillione also holds 48,909 shares of common stock deferred under Director’s Compensation Plan, which is excluded for purposes of calculating the number of shares of our common stock beneficially owned as of August 23, 2022.

(4)      Consists of 49,166 shares of our common stock issuable upon exercise of stock options.

(5)      Consists of (i) 6,250 shares of our common stock, and (ii) 85,833 shares of our common stock issuable upon exercise of stock options.

(6)      Consists of (i) 145,034 shares of our common stock, (ii) 99,333 shares of our common stock issuable upon exercise of stock options, and (iii) 30,000 shares of our common stock held by Mr. Kaplan’s wife, 20,000 of which are held by her individually and 10,000 of which she holds as a custodian for two of Mr. Kaplan’s grandchildren.

(7)      Consists of (i) 60,498 shares of our common stock held directly, (ii) 2,000 shares of our common stock held by Mr. Lefkowitz’s wife, (iv) 30,152 shares of our common stock held by Wade Capital Corporation Money Purchase Plan, an entity for which Mr. Lefkowitz has voting and investment control, and (v) 96,333 shares of our common stock issuable upon exercise of stock options.

(8)      Consists of 10,000 shares of our common stock.

(9)      Consists of (i) 3,150 shares of our common stock, and (ii) 203,584 shares of our common stock issuable upon exercise of stock options.

(10)    Consists of (i) 7,200 shares of our common stock, and (ii) 238,073 shares of our common stock issuable upon exercise of stock options.

(11)    Consists of 209,703 shares of our common stock issuable upon exercise of stock options.

(12)    Consists of (i) 96,878 shares of our common stock, and (ii) 169,253 shares of our common stock issuable upon exercise of stock options. On October 4, 2021, we came to a mutual agreement with Mr. Armstrong pursuant to which Mr. Armstrong retired from his position as our Executive Vice President, Technical Operations, effective October 4, 2021.

(13)    Consists of (i) 60,905 shares of our common stock, and (ii) 625,072 shares of our common stock issuable upon exercise of stock options. On October 1, 2021, we came to a mutual agreement with Mr. Baluch pursuant to which, Mr. Baluch retired from his position as our Chief Executive Officer, effective October 4, 2021. Mr. Baluch also resigned from our Board of Directors.

(14)    Consists of 137,500 shares of our common stock issuable upon exercise of stock options. Mr. Nusbickel separated from service as our Chief Commercial Officer effective June 1, 2022.

(15)    Consists of the following held by our directors and executive officers (A) 347,757 shares of our common stock, and (B) 1,505,198 shares of our common stock issuable upon exercise of stock options.

DIRECTOR COMPENSATION

Director Compensation in Fiscal 2021

The following table shows the compensation earned by each non-employee director of our Company for the year ended December 31, 2021.

Name	Fees Earned ($)	Option Awards(1)(2) ($)	Total ($)
Paulo F. Costa	84,000	125,460	209,460
Janet Dillione	78,000	188,190	266,190
Gregory Duncan	72,000	125,460	197,460
Alan W. Dunton	72,000	188,190	260,190
Myron Kaplan	120,000	188,190	308,190
Steven Lefkowitz	93,000	188,190	281,190

____________

(1)      The amounts included in this column are the dollar amounts representing the full grant date fair value of each stock option award calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be recognized by the directors upon option exercise. For information on the valuation assumptions used in calculating these amounts, see Note 7 to our audited financial statements included in the Annual Report on Form 10-K.

(2)      As of December 31, 2021, the number of shares underlying options held by each non-employee director was as follows: 43,750 shares for Mr. Costa; 105,000 shares for Ms. Dillione; 42,500 for Mr. Duncan; 72,500 shares for Dr. Dunton; 86,000 shares for Mr. Kaplan; and 83,000 shares for Mr. Lefkowitz.

Director Compensation Plan

We maintain a Deferred Compensation Plan for Directors, pursuant to which our non-employee directors may defer all of their cash director fees and restricted stock units. Any cash fees due to a participating director will be converted into a number of shares of our common stock by dividing the dollar amount of fees payable by the closing price of our common stock on the date such fees would be payable, and the director’s unfunded account is credited with the shares. The shares that accumulate in a director’s account will be paid to the director on the tenth business day in January following the year in which the director’s service terminates for whatever reason, other than death, in which case the account will be paid within 30 days of the date of death to the designated beneficiary, as applicable. In the event of a change in control of our Company, the director would receive cash in an amount equal to the number of shares in the account multiplied by the fair market value of our common stock on the change in control date, and the payment would be accelerated to five business days after the effective date of the change in control.

In January 2021, the Board, following the recommendation of the Compensation Committee and, based on advice of Frederic W. Cook & Co., determined that no adjustment was needed with regard to Board and committee cash compensation. Following a review of board compensation practices of the Company’s peer group, the Board made the following changes to equity compensation effective as of January 2021, (i) increased the annual grant of stock options to each non-employee director from 15,000 to 20,000 shares, (ii) increased the initial grant of stock options to new non-employee directors from 20,000 to 25,000 shares; and (iii) provided a one-time 10,000 share grant of stock options as of January 11, 2021 for non-employee directors who joined the Board prior to 2020.

The 2020 and 2021 compensation programs are set forth below in the table. All stock options are subject to continued service on the Board through the vesting date. The exercise price per share of each stock option granted to our non-employee directors is equal to the fair market value of our common stock as determined based upon the closing sales price for our stock on the date of grant.

	Effective January 1, 2020			Effective January 1, 2021
	Cash	Stock Options		Cash	Stock Options
Annual Fee	$55,000			$55,000
First Election to Board		20,000	(1)		25,000	(1)
Annual Grant, Prorated in First Year Following Election to the Board		15,000	(2)		20,000	(2)
Additional Annual Fee – Board Chair	$45,000			$45,000
Additional Annual Fee – Audit Chair	$23,000			$23,000
Additional Annual Fee – Compensation Chair	$18,000			$18,000
Additional Annual Fee – Nomination and Governance Chair	$14,000			$14,000
Additional Annual Fee – Audit Committee Non-Chair Members	$10,000			$10,000
Additional Annual Fee – Compensation Committee Non-Chair Members	$7,000			$7,000
Additional Annual Fee – Nomination and Governance Committee Non-Chair Members	$5,000			$5,000
Additional Annual Fee – Strategic Committee Members	$—			$15,000

____________

(1)      Vest one third each on the date of grant and the first and second anniversary date of grant.

(2)      Vest monthly over one year after the grant date.

On January 11, 2021, our Board amended outstanding stock options to purchase shares of our common stock held by the non-employee directors to extend the post-termination exercise period of such options such that each vested stock option held by a director as of the date of separation from service will remain exercisable for the 12-month period following the date of separation from service, but in no event later than the end of the term of the option.

EXECUTIVE COMPENSATION

Components of Compensation

The key components of our executive compensation package are cash compensation (salary and annual bonuses), long-term equity incentive awards and change in control and other severance agreements. These components are administered with the goal of providing total compensation that recognizes meaningful differences in individual performance, is competitive, varies the opportunity based on individual and corporate performance, and is valued by our Named Executive Officers. During 2021, our Named Executive Officers were Khoso Baluch, Matthew David, John Armstrong, Phoebe Mounts, Elizabeth Masson-Hurlburt and Thomas Nusbickel. Mr. Baluch retired as our Chief Executive Officer effective October 4, 2021, Mr. Armstrong retired as our Executive Vice President for Technical Operations effective October 4, 2021, and Mr. Nusbickel separated from service as our Chief Commercial Officer effective June 1, 2022. Dr. David has served as our Executive Vice President and Chief Financial Officer since May 11, 2020. From October 4, 2021 through May 10, 2022, Dr. David also served as our interim Chief Executive Officer in addition to his role as Chief Financial Officer. Starting on October 2, 2021, Dr. Mounts also served as Head of Technical Operations. Joseph Todisco currently serves as our Chief Executive Officer, effective May 10, 2022.

Base Salary

It is the Compensation Committee’s objective to set a competitive rate of annual base salary for each Named Executive Officer. The Compensation Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their named executive officers with a guaranteed annual component of compensation that is not subject to performance risk. The Compensation Committee, on its own or with outside consultants, may establish salary ranges for the Named Executive Officers, with minimum to maximum opportunities that cover the normal range of market variability. The actual base salary for each Named Executive Officer is then derived from those salary ranges based on his or her responsibility, tenure and past performance and market comparability. Annual base salaries for the Named Executive Officers are reviewed and approved by the Compensation Committee in the first quarter following the end of the previous performance year. Changes in base salary are based on the scope of an individual’s current job responsibilities, individual performance in the previous performance year, target pay position relative to the peer group, and our salary budget guidelines. The Compensation Committee reviews established goals and objectives, and determines an individual’s achievement of those goals and objectives and considers the recommendations provided by the Chief Executive Officer to assist it in determining appropriate salaries for the Named Executive Officers other than the Chief Executive Officer.

For the years ended December 31, 2020 and 2021, with the advice of outside consultants, including Frederic W. Cook & Co., the Compensation Committee increased the salaries of certain of our Named Executive Officers to account for adjustments in the market. See under the caption “Employment Agreements.”

In May 2020, March 2019, March 2021 and March 2022, respectively, we entered into an employment agreement with each of Matthew David, our Executive Vice President and Chief Financial Officer, Phoebe Mounts, our Executive Vice President and General Counsel and Head of Regulatory, Compliance and Legal, Elizabeth Masson-Hurlburt, our Executive Vice President and Head of Clinical Operations, and Joseph Todisco, Chief Executive Officer. These agreements provide for a salary for each Named Executive Officer and are described under the caption “Employment Agreements.”

Effective October 4, 2021, Dr. David, our Chief Financial Officer, served as interim Chief Executive Officer until Mr. Todisco was appointed Chief Executive Officer, effective May 10, 2022. Dr. David’s base salary was increased from $330,000 to $425,000 to account for the additional responsibilities associated with serving as the interim Chief Executive Officer. His compensation as the interim Chief Executive Officer is described under the caption “Employment Agreements.” Following Dr. David’s tenure as the interim Chief Executive Officer, and as he continues to serve as Chief Financial Officer, his annual base salary is $375,000.

The base salary information for our Named Executive Officers for 2021 is described below under “Employment Agreements.”

On March 16, 2022, we entered into an employment agreement with Mr. Todisco to serve as our Chief Executive Officer, effective May 10, 2022. Mr. Todisco receives an annual base salary of $600,000, which may be adjusted from time to time, and as further described under the caption “Employment Agreements” below.

Annual Bonuses

As part of their compensation package, our Named Executive Officers generally have the opportunity to earn annual non-equity incentive bonuses. Annual non-equity bonuses are designed to reward superior executive performance while reinforcing our short-term strategic operating goals. The Board approves, based on the Compensation Committee’s recommendation, an annual corporate target award for the Named Executive Officers based on a percentage of base salary and any applicable terms in any individual employment agreements. Annual bonus targets as a percentage of base salary increase with executive rank so that for the more senior executives, a greater proportion of their total cash compensation is contingent upon annual performance. For 2021, Messrs. Baluch and Armstrong, Dr. Mounts, Ms. Masson-Hurlburt and Mr. Nusbickel were each eligible for an annual target bonus of 80%, 35%, 30%, 30% and 30% of base salary, respectively, of his or her base salary then in effect. Dr. David was eligible for an annual target bonus of 30% of base salary prior to serving as interim Chief Executive Officer and the target was increased to 60% of base salary while serving in that role. Mr. Todisco joined the Company on May 10, 2022 and his bonus is described in more detail under the caption “Employment Agreements” below.

At the beginning of the performance year, the Board approves annual corporate goals and objectives, based on the recommendations of the Compensation Committee. The Board or Compensation Committee approves bonus awards, if any, for each Named Executive Officer based on the achievement of these pre-established corporate goals and such other factors as our Board or Compensation Committee deems appropriate, based on recommendations of the Compensation Committee. For any given performance year, proposed annual bonuses may range from 0% to 100% of target, or higher under certain circumstances. Corporate performance has a significant impact on the annual bonus amounts because the Compensation Committee and Board believe it is an appropriate measure of how the Named Executive Officer contributed to business results. For 2021, the five annual corporate goals and objectives were not met and, as a result, the corporate performance bonuses were not paid.

The Compensation Committee determined that it was appropriate to pay discretionary bonuses to Dr. David, Dr. Mounts, Ms. Masson-Hurlburt and Mr. Nusbickel based on individual performance and the challenges the Company had faced during 2021. Each of Dr. David, Dr. Mounts, Ms. Masson-Hurlburt and Mr. Nusbickel received discretionary bonuses of $75,900, $61,875, $37,800 and $75,000, respectively.

On December 20, 2021, the Board adopted a new bonus plan, the CorMedix Inc. Executive Bonus Plan (the “Bonus Plan”), which will be used to grant annual and other performance bonuses to executives, including our Named Executive Officers. The Bonus Plan provides for bonuses based on achievement of performance objectives, as determined by the Compensation Committee for each performance period.

Participants may receive bonuses based on a target bonus amount, which may be a percentage of the participant’s base salary or such other amount as the Compensation Committee determines, and achievement of the applicable performance objectives. Bonuses are subject to continued employment through the end of the applicable performance period and compliance with restrictive covenant agreements. The Compensation Committee will set the performance periods, target bonuses and performance objectives and will select the eligible executives for each performance period. The performance metrics may include (but shall not be limited to) any of the following: (i) net earnings or net income (before or after taxes); (ii) earnings per share; (iii) net sales growth; (iv) net operating profit; (v) return measures (including, but not limited to, return on assets, capital, equity, or sales); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (vii) cash flow per share; (viii) earnings before or after taxes, interest, depreciation, and/or amortization; (ix) gross or operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets or ratios; (xiii) charge-off levels; (xiv) improvement in or attainment of revenue levels; (xv) margins; (xvi) operating efficiency; (xvii) operating expenses; (xviii) economic value added; (xix) improvement in or attainment of expense levels; (xx) improvement in or attainment of working capital levels; (xxi) debt reduction; (xxii) capital targets; (xxiii) regulatory, clinical, or manufacturing milestones; (xxiv) consummation of acquisitions, dispositions, projects or other events or transactions; (xxv) developing strategic plans, (xxvi) objectives related to product development, testing, product design, regulatory approval, product manufacturing and other business needs, and (xxvii) personal objectives for the participant. Bonuses are to be paid in a cash lump sum within 2 ½ months following the end of the applicable performance period (but no later than March 15 of the calendar year following the calendar year in which the performance period ends).

Effective as of the inception of the Bonus Plan, the Compensation Committee approved a special performance bonus opportunity under the Bonus Plan for Dr. Matthew David, then interim Chief Executive Officer, Executive Vice President and Chief Financial Officer, Dr. Phoebe Mounts, Executive Vice President and General Counsel and Head of Technical Operations, and Ms. Liz Masson-Hurlburt, Executive Vice President and Head of Clinical Operations, to provide an incentive for the Company’s leadership team to accomplish specific performance objectives during a performance period beginning October 1, 2021 and ending March 31, 2022. The executives have an opportunity to earn a performance bonus of up to 30% of salary for Dr. Mounts and Ms. Masson-Hurlburt and up to 60% of salary for Dr. David based on attainment of key performance objectives, continued employment and compliance with restrictive covenants. With new leadership while Dr. David served as interim Chief Executive Officer, the Compensation Committee determined that it was appropriate to provide specific targeted performance objectives tied to incentive payments to drive performance that is intended to support our long-term performance.

Long-Term Incentive Equity Awards

We believe that long-term performance is achieved through an ownership culture that encourages high performance by our Named Executive Officers through the use of stock-based awards. Our long-term incentive plans were established to provide our employees, including our Named Executive Officers, with incentives to help align employees’ interests with the interests of our stockholders. The Compensation Committee believes that the use of stock-based awards offers the best approach to achieving our long-term compensation goals. We have historically elected to use stock options as the primary long-term equity incentive vehicle; however, the Compensation Committee may in the future utilize other forms of equity grants as part of our long-term incentive program. We have selected the Black-Scholes method of valuation for share-based compensation. Due to the early stage of our business and our desire to preserve cash, we may provide a greater portion of total compensation to our Named Executive Officers through stock options and other equity grants than through cash-based compensation. The Compensation Committee generally oversees the administration of our equity plans.

Stock Options

Our 2019 Omnibus Stock Incentive Plan authorizes us to grant options to purchase shares of our common stock and other equity awards to our employees, directors and consultants.

The Compensation Committee or the Board, based on Compensation Committee recommendations, makes stock option awards to Named Executive Officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each Named Executive Officer’s existing long-term incentives, and retention considerations. Periodic stock option grants are made, or recommended to the Board, at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of our Chief Executive Officer

Stock options granted to employees have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest based on continued employment and, for performance-based grants, upon the achievement of certain performance-based milestones, and generally expire 10 years after the date of grant. The fair value of the options granted to the Named Executive Officers in the Summary Compensation Table is determined in accordance with the Black-Scholes method of valuation for share-based compensation. Incentive stock options also include certain other terms necessary to ensure compliance with the Code.

In 2021, the Board, based on the recommendation of the Compensation Committee, granted a mix of time-based and performance-based stock options to our Named Executive Officers. The time-based stock options vest annually in four increments while the executive remains employed by the Company. The performance-based stock options generally vest based upon achievement of performance milestones and continued employment. In January 2021, the Board granted 70,000 time-based stock options to Dr. Mounts, Mr. Armstrong, and Ms. Masson-Hurlburt, respectively, 40,000 time-based stock options to Dr. David, and 160,000 time-based stock options to Mr. Baluch, and granted the same number of performance-based stock options to each, respectively.

In November 2021, the Board, based on the recommendation of the Compensation Committee, granted additional stock options to Drs. David and Mounts, in order to recognize their increased responsibilities, including assuming the additional obligations associated with the interim Chief Executive Director role in the case of Dr. David, and overseeing the Company’s technical operations group, in the case of Dr. Mounts. Dr. David was granted a stock option with respect to 125,000 shares of our common stock and Dr. Mounts was granted a stock option with respect to 100,000 shares of our common stock, both with an exercise price of $5.56 per share, which was the closing price of our common stock on the Nasdaq Global Market on the date of grant. The options will vest over four years in four equal annual installments beginning on the date of grant, subject to Drs. David and Mounts’ continued employment, consistent with the terms of our standard form of option agreement.

In February 2021, the Compensation Committee amended outstanding time-based stock options held by our Named Executive Officers to extend the post-termination exercise periods with respect to such stock options that are vested as of the date of termination of employment: (i) from 90 days to 12 months following the date of termination in the event of an involuntary termination without Cause, a termination for Good Reason, death or disability and (ii) by implementing a new three-year post-termination exercise period following the date of termination of employment in the event of a termination by reason of retirement (i.e., termination after reaching age 62 with five years of continuous service or age 55 with ten years of continuous service), but not beyond the date of expiration of the term of the option in either case. The amendment did not apply to outstanding incentive stock option so as to not affect their tax status.

We expect to continue to use stock options as a long-term incentive vehicle because:

•        Stock options align the interests of our Named Executive Officers with those of our stockholders, supporting a pay-for performance culture, foster employee stock ownership, and focus the management team on increasing value for our stockholders.

•        Stock options are performance-based. All of the value received by the recipient of a stock option is based on the growth of the stock price. In addition, stock options can be issued with vesting based on the achievement of performance goals.

•        Stock options help to provide balance to the overall executive compensation program as base salary and annual bonuses focus on short-term compensation, while the vesting of stock options increases stockholder value over the longer term.

•        The vesting period of stock options encourages executive retention and the preservation of stockholder value. In determining the number of stock options to be granted to our Named Executive Officers, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual Named Executive Officer’s total compensation.

Executive Benefits and Perquisites

Our Named Executive Officers are parties to employment agreements as described below. In addition, consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our Named Executive Officers, including medical, dental and life insurance and the ability to contribute to a 401(k) plan; however, the Compensation Committee in its discretion may revise, amend, or add to the officer’s executive benefits if it deems it advisable. We believe these benefits are currently comparable to benefit levels for comparable companies.

Employment Agreements

Employment Agreements with Current Named Executive Officers

On March 16, 2022, we entered into an employment agreement with Mr. Todisco, our Chief Executive Officer. After the initial term, the term of the employment agreement will automatically renew for additional successive one-year periods, unless either party notifies the other in writing at least 90 days before the expiration of the then-current term that the term will not be renewed. The terms of Mr. Todisco’s employment agreement are further described below.

On March 10, 2021, we entered into a new employment agreement with Ms. Masson-Hurlburt to serve as our Executive Vice President and Head of Clinical Operations. On March 19, 2019, we entered into an employment agreement with Dr. Mounts to serve as our Executive Vice President and General Counsel and Head of Regulatory, Compliance and Legal, effective May 1, 2019. After the initial three-year term of each employment agreement, the term of the employment agreement will automatically renew for additional successive one-year periods, unless either party notifies the other in writing at least 90 days before the expiration of the then-current term that the term will not be renewed.

On May 11, 2020, we entered into an employment agreement with Dr. David to serve as our Chief Financial Officer. After the initial three-year term of the employment agreement, the term of the employment agreement will automatically renew for additional successive one-year periods, unless either party notifies the other in writing at least 90 days before the expiration of the then-current term that the term will not be renewed.

On October 26, 2021, we entered into a letter agreement with Dr. David which modified certain terms of his employment agreement and provided other compensation as a result of Dr. David serving as our interim Chief Executive Officer, effective as of October 4, 2021 through May 10, 2022. Pursuant to the letter agreement, during the period in which Dr. David served as interim Chief Executive Officer, his base salary was increased to $425,000 from $330,000, which is the amount set forth in his employment agreement. After Dr. David ceased to serve as interim Chief Executive Officer and while he serves as Chief Financial Officer, he receives an annual base salary of $375,000, effective May 10, 2022. Under the letter agreement, Dr. David’s target annual bonus with respect to the period during which he served as interim Chief Executive Officer was increased to 60% from 30% of his base salary. After Dr. David ceased to service as interim Chief Executive Officer, his target annual bonus is 40% of his base salary. In connection with Dr. David serving as interim Chief Executive Officer, the Board granted Dr. David a stock option with respect to 125,000 shares of our common stock with an exercise price of $5.56 per share, which was the closing price of our common stock on the Nasdaq Global Market on the date of grant. The option will vest over four years in four equal annual installments beginning on the date of grant, subject to Dr. David’s continued employment, consistent with the terms of our standard form of option agreement.

On September 26, 2019, we entered into an employment agreement with Mr. Baluch, our former Chief Executive Officer. In connection with Mr. Baluch’s separation from service on October 4, 2021, we and Mr. Baluch entered into a separation agreement and release dated as of October 1, 2021 (the “Baluch Separation Agreement”). Mr. Baluch’s retirement was treated as a termination without Cause (as defined in the employment agreement) under the employment agreement, based on the circumstances of his separation. Under the Baluch Separation Agreement, Mr. Baluch received the severance payments and benefits described in his employment agreement as follows: (i) lump sum payment of 60 days compensation, payment of any accrued compensation and any unpaid bonus for the prior year, as well as rights to indemnification and directors’ and officers’ liability insurance and any rights or privilege otherwise required by law; (ii) payment of base salary for a period of 12 months following October 4, 2021; (iii) payment on a prorated basis, if any, for the 2021 year, based on the actual achievement of the specified bonus objectives; (iv) if Mr. Baluch elected to continue health insurance coverage under COBRA, monthly payment of a portion of his COBRA premium for a period of 12 months following October 4, 2021 or until he became eligible for group health insurance coverage under another employer’s plan, whichever occurs first; and (v) all equity awards and stock options that are scheduled to vest on or before the next succeeding anniversary of the date of termination shall be accelerated and deemed to have vested as of the termination date, provided that any performance-based equity awards and stock options whose vesting requirements have not been successfully met as of the date of termination will not accelerate. Mr. Baluch met the eligibility requirements for retirement as of the date of his separation, so certain of Mr. Baluch’s vested stock options will be exercisable for up to three years after the date of his separation under the terms of the applicable grant agreements. The Baluch Separation Agreement provides this retirement treatment for all of Mr. Baluch’s outstanding vested options. We reimbursed Mr. Baluch for reasonable legal fees up to $20,000 incurred in connection with the review of the Baluch Separation Agreement. Mr. Baluch is bound by confidentiality, non-solicitation and non-competition covenants under his employment agreement, and an extended covenant not to solicit employees under the Baluch Separation Agreement, among other terms.

On April 17, 2020, we entered into an employment agreement with Mr. Armstrong, our former Executive Vice President for Technical Operations. In connection with Mr. Armstrong’s separation from service on October 4, 2021, we and Mr. Armstrong entered into a separation agreement and release dated as of October 4, 2021 (the “Armstrong Separation Agreement”). Mr. Armstrong’s retirement was treated as a termination without Cause under the employment agreement, based on the circumstances of his separation. Under the Armstrong Separation Agreement,

Mr. Armstrong received the severance payments and benefits described in his employment agreement are as follows: (i) lump sum payment of 60 days compensation, payment of any accrued compensation and any unpaid bonus for the prior year, as well as rights to indemnification and directors’ and officers’ liability insurance and any rights or privilege otherwise required by law; (ii) payment of base salary for a period of nine months following October 4, 2021; (iii) payment on a prorated basis, if any, for the 2021 year, based on the actual achievement of the specified bonus objectives; (iv) if Mr. Armstrong elected to continue health insurance coverage under COBRA, then monthly payment of a portion of his COBRA premium for a period of nine months following October 4, 2021 or until he became eligible for group health insurance coverage under another employer’s plan, whichever occurs first; and (v) all equity awards and stock options that are scheduled to vest on or before the next succeeding anniversary of the date of termination shall be accelerated and deemed to have vested as of the termination date, provided that any performance-based equity awards and stock options whose vesting requirements have not been successfully met as of the date of termination will not accelerate. Mr. Armstrong met the eligibility requirements for retirement as of the date of his separation, so certain of Mr. Armstrong’s vested stock options will be exercisable for up to three years after the date of his separation under the terms of the applicable grant agreements. The Armstrong Separation Agreement provides this retirement treatment for all outstanding vested options. We reimbursed Mr. Armstrong for reasonable legal fees up to $10,000 incurred in connection with the review of the Armstrong Separation Agreement. Mr. Armstrong is bound by confidentiality, non-solicitation and non-competition covenants under his employment agreement, and an extended covenant not to solicit employees under the Armstrong Separation Agreement, among other terms.

On April 29, 2021, we entered into an employment agreement with Mr. Nusbickel, our Chief Commercial Officer. In connection with Mr. Nusbickel’s separation from service on June 1, 2022, we and Mr. Nusbickel entered into a separation agreement and release dated as of May 10, 2022 (the “Nusbickel Separation Agreement”). Mr. Nusbickel was eligible to receive severance benefits on account of termination without Cause under the employment agreement. Under the Nusbickel Separation Agreement, Mr. Nusbickel received the severance payments and benefits described in his employment agreement as follows: (i) lump sum payment of 30 days compensation in lieu of notice; (ii) payment of base salary for a period of nine months following June 1, 2022; (iii) payment on a prorated basis, if any, for the 2022 year, based on the actual achievement of the specified bonus objectives; (iv) if Mr. Nusbickel elected to continue health insurance coverage under COBRA, then monthly payment of a portion of his COBRA premium for a period of nine months following June 1, 2022 or until he became eligible for group health insurance coverage under another employer’s plan, whichever occurs first; and (v) all equity awards and stock options that are scheduled to vest on or before the next succeeding anniversary of the date of termination shall be accelerated and deemed to have vested as of the termination date, provided that any performance-based equity awards and stock options will not accelerate, as such vesting requirements have not been successfully met as of the date of termination. Mr. Nusbickel is bound by confidentiality, non-solicitation and non-competition covenants under his employment agreement, among other terms.

Pursuant to their respective employment agreements, Mr. Todisco receives an annual salary of $600,000 (effective May 2022), Dr. Mounts receives an annual salary of $375,000, Dr. David receives an annual salary of $375,000 (effective May 2022, which had been amended to $425,000 while he served as interim Chief Executive Officer), Ms. Masson-Hurlburt receives an annual salary of $365,000 (effective May 2022), and each of Messrs. Baluch, Armstrong and Nusbickel received an annual salary of $425,000, $325,000 and $375,000, respectively. For 2021, the salary rates of each of Messrs. Baluch, Armstrong and Nusbickel, Drs. Mounts and David, and Ms. Masson-Hurlburt were $425,000, $325,000, $375,000, $375,000, $330,000 and $315,000. Dr. David’s salary was increased to $425,000 while he served as interim Chief Executive Officer. Such salaries cannot be decreased unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in base salary and/or total compensation, provided that any reduction in an executive’s salary may be no greater than 25%.

Messrs. Baluch, Armstrong and Nusbickel were eligible for an annual bonus, of up to 80% of his base salary for Mr. Baluch (the target amount was 80%, but the bonus could exceed that amount), up to 35% of his base salary for Mr. Armstrong, and up to 30% for Mr. Nusbickel, as determined by our Board or the Compensation Committee. Each other executive will be eligible for an annual bonus of up to 30% for Ms. Masson-Hurlburt, up to 30% for Dr. Mounts, up to 30% for Dr. David (and up to 60% while he served as interim Chief Executive Officer), and up to 65% for Mr. Todisco (solely with respect to the 2022 fiscal year, Mr. Todisco will be paid an annual bonus not less than $195,000), of his or her base salary then in effect, as determined by our Board or the Compensation Committee. In determining such bonus payment, our Board or the Compensation Committee will take into consideration the achievement of specified Company objectives, predetermined by our Board or the Compensation Committee and Chief Executive Officer, and such other factors as our Board or the Compensation Committee deems appropriate. Each executive generally must be employed through December 31 of a given year to be eligible to earn that year’s annual bonus.

The following provisions of the employment agreements with Dr. David, Dr. Mounts, Ms. Masson-Hurlburt and Messrs. Todisco, Nusbickel, Baluch and Armstrong are identical except where noted.

If we terminate the executive’s employment for Cause, the executive will be entitled to receive only the accrued compensation due to him or her as of the date of such termination, rights to indemnification and directors’ and officers’ liability insurance, and as otherwise required by law, and certain equity awards will be forfeited.

If we terminate the executive’s employment other than for Cause, and other than for death, disability or notice of nonrenewal, or if the executive resigns for Good Reason (as defined in the employment agreement), the executive will receive the following benefits: (i) payment of any accrued compensation and any unpaid bonus relating to the completed prior year, as well as rights to indemnification and directors’ and officers’ liability insurance and any rights or privilege otherwise required by law; (ii) we will continue to pay the executive’s base salary for a period of twelve months in the case of Mr. Todisco (as well as Mr. Baluch, and Dr. David while serving as interim Chief Executive Officer) following termination of employment and nine months for the other executives (and for Dr. David while not serving as interim Chief Executive Officer); (iii) payment on a prorated basis for any target bonus for the year of termination based on the actual achievement of the specified bonus objectives; (iv) if the executive timely elects continued health insurance coverage under COBRA, then we will pay the premium to continue such coverage for him or her and his or her eligible dependents in an amount equal to the portion paid for by us during the executive’s employment until the conclusion of the time when he or she is receiving continuation of base salary payments or until he or she becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first, provided however that we have the right to terminate such payment of COBRA premiums on behalf of the executive and instead pay him or her a lump sum amount equal to the COBRA premium times the number of months remaining in the specified period if we determine in our discretion that continued payment of the COBRA premiums is or may be discriminatory under Section 105(h) of the Code; and (v) unvested equity awards that are scheduled to vest on or before the next succeeding anniversary of the date of termination shall be accelerated and deemed to have vested as of the termination date, and in the case of Mr. Todisco, accelerated vesting of the restricted stock units granted to him on May 10, 2022; provided that any performance based equity awards or stock options whose vesting requirements have not been successfully met as of the date of termination of employment or resignation with Good Reason will not accelerate. In addition, in the event of a termination by the Company without Cause or the executive’s resignation of employment for Good Reason, in either case within 24 months following a Corporate Transaction (as defined in the employment agreement), all equity awards and stock options shall become fully vested and exercisable, and vested stock options will remain exercisable for a specified period of time following termination or resignation or, if earlier, the expiration date of the stock option, and, in the case of Mr. Todisco, a payment in the amount of 150% of the sum of Mr. Todisco’s then-current base salary and his target bonus in effect will be paid in equal monthly installments over 18 months following termination. The separation benefits set forth above are conditioned upon the executive executing a release of claims against us, our parents, subsidiaries, and affiliates, and each such entities’ officers, directors, employees, agents, successors, and assigns in a form acceptable to us, within a time specified therein, which release is not revoked within any time period allowed for revocation under applicable law.

If the executive terminates his or her employment by written notice of termination or if the executive or we terminate his or her employment by providing a notice of nonrenewal at least 90 days before the employment agreement is set to expire, the executive will not be entitled to receive any payments or benefits other than any accrued compensation, any unpaid prior year’s bonus, rights to indemnification and directors’ and officers’ liability insurance and as otherwise required by law.

If the executive’s employment is terminated as a result of his or her death or disability, we will pay the executive or the executive’s estate, as applicable, any accrued compensation and any unpaid prior year’s bonus.

Our employment agreements with Dr. David, Dr. Mounts, Ms. Masson-Hurlburt and Messrs. Todisco, Nusbickel, Baluch and Armstrong each contain a non-compete provision that provides that during the employment and for a specified period immediately following the executive’s separation from employment for any reason, the executive is prohibited from engaging in any business involving the development or commercialization of a preventive anti-infective product that would be a direct competitor of DefenCath/Neutrolin or a product containing taurolidine or any other product being actively developed or produced by us within the United States and the European Union (or in the case of Dr. David, Mr. Todisco and Ms. Masson-Hurlburt worldwide) on the date of termination of his or her employment.

Tax and Accounting Considerations

U.S. federal income tax generally limits the tax deductibility of compensation we pay to our Named Executive Officers and certain other officers to $1.0 million each in the year the compensation becomes taxable to the executive officers. Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. Rather, we seek to maintain flexibility in how we compensate our executive officers so as to meet a broader set of corporate and strategic goals and the needs of stockholders, and as such, we may be limited in our ability to deduct amounts of compensation from time to time. Accounting rules require us to expense the cost of our stock option grants. Because of option expensing and the impact of dilution on our stockholders, we pay close attention to, among other factors, the type of equity awards we grant and the number and value of the shares underlying such awards.

Pension Benefits

We do not maintain any qualified or nonqualified defined benefit pension plans. As a result, none of our Named Executive Officers participate in or have benefits under qualified or nonqualified defined benefit pension plans sponsored by us. Our Compensation Committee may elect to adopt qualified or nonqualified pension benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our Named Executive Officers participate in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to compensation earned by our Named Executive Officers in the years ended December 31, 2021 and 2020:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Option Awards(1) ($)		Nonequity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
Matthew David(2)	2021	351,923	75,900	(3)	951,895		—	43,584	(5)	1,423,302
Executive Vice President and Chief Financial Officer	2020	209,423	—		768,386		99,000	20,866	(5)	1,097,675
Phoebe Mounts	2021	375,000	61,875	(3)	1,164,810		—	11,412	(5)	1,613,097
Executive Vice President and General Counsel and Head of Regulatory, Compliance, Legal and Technical Operations	2020	350,000	—		408,070		163,333	9,745	(5)	931,148
Elizabeth Masson-Hurlburt	2021	310,800	37,800	(3)	742,910		—	44,818	(5)	1,136,328
Executive Vice President and Head of Clinical Operations	2020	291,792	—		332,420		136,500	35,561	(5)	796,273
Thomas Nusbickel(6)	2021	233,654	75,000	(3)	1,540,265		—	27,663	(5)	1,876,582
Former Chief Commercial Officer
Khoso Baluch(7)	2021	366,700	—		1,698,080	(10)	—	531,393	(8)	2,596,173
Former Chief Executive Officer	2020	425,000	—		428,583		340,000	40,088	(9)	1,233,671
John Armstrong(10)	2021	272,500	—		742,910	(13)	—	323,938	(11)	1,339,348
Former Executive Vice President for Technical Operations	2020	322,635	—		332,420		112,875	19,388	(12)	787,318

____________

(1)      The amounts included in this column are the dollar amounts representing the full grant date fair value of each award calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)      Dr. David became our Executive Vice President and Chief Financial Officer on May 11, 2020 and also served as the interim Chief Executive Officer from October 4, 2021 through May 10, 2022.

(3)      Represents discretionary annual bonuses for fiscal year 2021 paid in 2022.

(4)      Represents an annual incentive award earned as a result of our performance in the 2020 fiscal year.

(5)      Represents premiums paid by us for health benefits and 401k employer match in 2021 and 2020.

(6)      On May 10, 2022, the Company and Thomas Nusbickel came to a mutual agreement pursuant to which Mr. Nusbickel separated from service as the Company’s Chief Commercial Officer, effective June 1, 2022.

(7)      On October 1, 2021, the Company and Khoso Baluch came to a mutual agreement pursuant to which Mr. Baluch retired from his position as the Company’s Chief Executive Officer, effective October 4, 2021. 2021 option awards include 240,000 options that were forfeited when he retired, with a grant date fair value of $1,196,240.

(8)      Represents premiums paid by us for health benefits, 401(k) employer match and severance pay of $495,833, of which $177,492 was paid in 2021 and the remaining balance of $318,341 is payable in 2022.

(9)      Represents premiums paid by us for health benefits, 401k employer match and reimbursed commuter expenses.

(10)    On October 4, 2021, the Company and John Armstrong came to a mutual agreement pursuant to which Mr. Armstrong retired from his position as the Company’s Executive Vice President, Technical Operations, effective October 4, 2021. 2021 option awards include 105,000 options that were forfeited when he retired, with a grant date fair value of $523,355.

(11)    Represents premiums paid by us for health benefits and severance pay of $297,917, of which $134,514 was paid in 2021 and the remaining balance of $163,403 is payable in 2022.

(12)    Represents premiums paid by us for health benefits.

Outstanding Equity Awards at Fiscal Year-End 2021

The following table contains certain information concerning unexercised options for the Named Executive Officers as of December 31, 2021.

Name	Number of Shares Underlying Unexercised Options (#) – Exercisable	Number of Shares Underlying Unexercised Options (#) – Unexercisable(1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date
Matthew David	42,917	62,250	19,833	5.63	05/11/2030
	42,917	62,250	19,833	4.08	05/11/2030
	10,000	30,000	40,000	8.32	01/10/2031
	31,250	93,750	—	5.56	10/31/2031
Phoebe Mounts	39,000	21,000	10,000	7.92	05/01/2029
	12,382	12,382	—	5.63	02/25/2030
	25,000	25,000	—	4.08	05/11/2030
	25,000	25,000	—	5.63	05/11/2030
	17,500	52,500	70,000	8.32	01/10/2031
	25,000	75,000	—	5.56	10/31/2031
Elizabeth Masson-Hurlburt	44,700	9,300	—	1.45	3/19/2028
	18,780	2,100	—	8.30	01/10/2029
	12,382	12,382	—	5.63	02/25/2030
	18,750	18,750	—	4.08	05/11/2030
	18,750	18,750	—	5.63	05/11/2030
	17,500	52,500	70,000	8.32	01/10/2031

Thomas Nusbickel	—	167,500	100,000	7.56	05/12/2031
Khoso Baluch	310,000	—	—	12.60	10/04/2024
	69,600	—	—	8.30	10/04/2024
	90,000	—	—	6.82	10/04/2024
	75,472	—	—	5.63	10/04/2024
	80,000	—	—	8.32	10/04/2024

John Armstrong	2,000	—	—	7.60	10/04/2024
	3,000	—	—	16.25	10/04/2024
	40,000	—	—	12.55	10/04/2024
	6,600	—	—	10.90	10/04/2024
	7,830	—	—	8.30	10/04/2024
	46,698	—	—	5.63	10/04/2024
	28,125	—	—	4.08	10/04/2024
	35,000	—	—	8.32	10/04/2024

____________

(1)      Options vest based on continued employment over three or four years.

(2)      Options vest based on achievement of specific milestones and continued employment and become exercisable if and when a milestone is achieved.

Option Repricings

We did not engage in any repricings or other modifications to any of our Named Executive Officers’ outstanding options during the year ended December 31, 2021.

Potential Payments on a Qualifying Termination

If the severance payments called for in our employment agreements for Dr. David, Dr. Mounts, Ms. Masson-Hurlburt and Mr. Nusbickel had been triggered on December 31, 2021, we would have been obligated to make the following payments:

Name	Cash Severance Payment ($ per month) and (# of months paid)			Severance Benefits ($ per month) and (# of months paid)(1)		Number of Options (# that would vest) and ($ market value)(2)
Matthew David	$35,417	(3)	12 mos.	$2,915	12 mos.	62,250	$29,258
Phoebe Mounts	$31,250	(4)	9 mos.	$0	9 mos.	25,000	$11,750
Elizabeth Masson-Hurlburt	$26,250	(5)	9 mos.	$2,915	9 mos.	28,050	$37,643
Thomas Nusbickel	$31,250	(6)	9 mos.	$2,882	9 mos.	0	$0

____________

(1)      Consists of COBRA payments.

(2)      The market value equals the difference between the fair market value of the shares that could be acquired based on the closing sale price per share of our common stock on the Nasdaq Global Market on December 31, 2021, which was $4.55, and the exercise prices of the applicable stock options.

(3)      Represents severance based on monthly base salary, payable for 12 months. Any bonus for the year of termination based on performance would also be paid.

(4)      Represents severance based on monthly base salary, payable for 9 months. Any bonus for the year of termination based on performance would also be paid.

(5)      Represents severance based on monthly base salary, payable for 9 months. Any bonus for the year of termination based on performance would also be paid.

(6)      Represents severance based on monthly base salary, payable for 9 months. Any bonus for the year of termination based on performance would also be paid.

The severance payments called for in the employment agreements with Messrs. Baluch and Armstrong were both triggered on October 4, 2021, and the Company was obligated to make the following payments pursuant to their respective separation agreements:

Name	Cash Severance Payment ($ per month) and (# of months paid)			Severance Benefits ($ per month) and (# of months paid)(1)		Number of Options (# that vested) and ($ market value)(2)
Khoso Baluch(3)	$35,417	(5)	12 mos.	$2,016	12 mos.	0	$0
John L. Armstrong, Jr.(4)	$27,083	(5)	9 mos.	$2,081	9 mos.	28,125	$13,219

____________

(1)      Consists of COBRA payments.

(2)      The market value equals the difference between the fair market value of the shares that could be acquired based on the closing sale price per share of our common stock on the Nasdaq Global Market on December 31, 2021, which was $4.55, and the exercise prices of the applicable stock options.

(3)      We entered into a Separation Agreement with Mr. Baluch on October 4, 2021, and pursuant to that agreement, we paid Mr. Baluch an additional lump sum payment of $70,833 which represented base salary for 60 days as pay in lieu of notice.

(4)      We entered into a Separation Agreement with Mr. Armstrong on October 4, 2021, and pursuant to that agreement, we paid Mr. Armstrong an additional lump sum payment of $54,167 which represented base salary for 60 days as pay in lieu of notice.

(5)      Represents severance pay based on monthly base salary.

Equity Compensation Plan Information

The following table provides information as of December 31, 2021 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans (including individual arrangements):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders(1)	3,358,131	(2)	$7.53	(3)	1,498,816

____________

(1)      Our 2013 Stock Incentive Plan was approved by our stockholders on July 30, 2013. Our 2019 Omnibus Stock Incentive Plan was approved by our stockholders on November 26, 2019.

(2)      Consist of underlying stock options.

(3)      Applicable to shares underlying outstanding stock options only.

AUDITOR AND AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2021, which were audited by Friedman LLP, our independent registered public accounting firm. The Audit Committee discussed with Friedman LLP the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 16 (Communication with Audit Committee) and the SEC. The Audit Committee received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee also considered whether the provision of services other than the audit of our financial statements for the fiscal year ended December 31, 2021 were compatible with maintaining Friedman LLP’s independence.

Based on the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

All members of our Audit Committee are independent under SEC regulation and Rule 5605(c) of the Nasdaq Global Markets Listing Rules. The financial literacy requirements of the SEC require that each member of our Audit Committee be able to read and understand fundamental financial statements. In addition, at least one member of our Audit Committee must qualify as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, and have financial sophistication in accordance with the Nasdaq Global Markets Listing Rules 5605(c). Our Board has determined that each of Mr. Lefkowitz, Mr. Duncan and Dr. Dunton qualifies as an audit committee financial expert.

THE AUDIT COMMITTEE
Steven Lefkowitz, Chairman

Gregory Duncan

Alan W. Dunton

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth fees billed to us by Friedman LLP, our independent registered public accounting firm for the years ended December 31, 2021 and 2020, for services relating to: auditing our annual financial statements; reviewing our financial statements included in our quarterly reports on Form 10-Q; reviewing registration statements during 2021 and 2020; financing activities in 2021 and 2020; and services rendered in connection with tax compliance, tax advice, and tax planning, and all other fees for services rendered.

	2021	2020
Audit Fees(1)	$155,000	$153,000
Audit Related Fees(2)	$16,000	$37,000
Tax Fees(3)	—	—
All Other Fees	—	—
Total	$171,000	$190,000

____________

(1)      Audit fees relate to professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting (as applicable), quarterly review of financial statements included in our Quarterly Reports on Form 10-Q and audit services provided in connection with our other statutory and regulatory filings.

(2)      Audit-related fees comprise fees for professional services that are reasonably related to the performance of the worldwide audit or review of our financial statements.

(3)      Tax fees relate to professional services rendered in connection with tax audits, international tax compliance, and international tax consulting and planning services.

Audit Committee Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for reviewing and approving in advance any audit and any permissible non-audit engagement or relationship between us and our independent registered public accounting firm. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by our independent registered public accounting firm. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to our management. Audit Committee pre-approval of non-audit services (other than review and attestation services) also will not be required if such services fall within available exceptions established by the SEC. All services performed by our independent registered public accounting firm during 2021 were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

In February 2021, Manchester Securities Corp., Elliott Associates LP and Elliott International LP (collectively, “Elliott”), an existing institutional investor who collectively beneficially own the largest portion of the Company’s common stock, converted an aggregate of 10,001 Series G preferred shares into an aggregate of 556,069 shares of our common stock.

Procedures for Review and Approval of Transactions with Related Persons

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties. Our policies and procedures for review and approval of transactions with related persons are in writing in our Code of Conduct and Ethics available on our website at www.cormedix.com under the “Investor Relations — Corporate Governance” tab.

STOCKHOLDER COMMUNICATIONS

Stockholders may send any communications regarding our Company’s business to the Board in care of our Corporate Secretary at our principal executive offices located at 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922. The Corporate Secretary will forward all such communications to the addressee.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

Stockholders who intend to present proposals at the Company’s 2023 annual meeting of stockholders under SEC Rule 14a-8 must ensure that such proposals are received by the Secretary of the Company no later than May 2, 2023. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2022 proxy materials. Notwithstanding the foregoing, in the event the date of annual meeting for 2023 is changed by more than 30 days from the date of the Annual Meeting for 2022, all stockholder proposals must be submitted a reasonable time before a solicitation is made.

In accordance with our bylaws, stockholder proposals, including stockholder nominations for candidates for election as directors, that are intended to be presented by stockholders at the 2023 Annual Meeting of stockholders but not submitted for inclusion in the proxy statement for our 2022 Annual Meeting of stockholders pursuant to Rule 14a-8, must be received by us no earlier than June 15, 2023 and no later than July 15, 2023, unless we change the date of our 2023 annual meeting more than 30 days before or more than 60 days after October 13, 2023, in which case stockholder proposals must be received by us not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of proxy materials to one or more stockholders at a shared address to which a single copy of proxy materials was delivered. Stockholders may request a separate copy of proxy materials by contacting us either by calling (908) 517-9500 or by mailing a request to 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922. Stockholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the SEC is accessible free of charge on its website at www.sec.gov. It contains audited financial statements covering the fiscal years ended December 31, 2021 and 2020. You can request a copy of our Annual Report on Form 10-K free of charge by calling (908) 517-9500 or by mailing a request to our Corporate Secretary, 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922. Please include your contact information with the request.

INSTRUCTIONS TO CORMEDIX INC. 2022 VIRTUAL ANNUAL MEETING

To attend the 2022 Annual Meeting, stockholders will need to access
www.virtualshareholdermeeting.com/CRMD2022 and enter your control number found on your proxy card.

Appendix A

Amended and Restated
CORMEDIX INC.
2019 omnibus stock INCENTIVE PLAN

Approved by the Board August 23, 2022 and by the Stockholders on October [___], 2022

1.      Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel; to provide additional incentives to Employees, Directors and Consultants to contribute to the successful performance of the Company and any Related Entity; to promote the growth of the market value of the Company’s Common Stock; to align the interests of Grantees with those of the Company’s stockholders; and to promote the success of the Company’s business.

The Plan was first effective on November 26, 2019 and is hereby amended and restated effective as of the Restatement Effective Date (as defined below). As of the Original Effective Date (as defined below), no new awards have been granted under the Prior Plans (as defined below). Awards under a Prior Plan that are outstanding as of the Original Effective Date shall remain subject to the terms and conditions of, and be governed by, their terms and the Prior Plan.

2.      Definitions. The following definitions shall apply as used herein and in all individual Award Agreements except as a term may be otherwise defined in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)         “Administrator” means the Plan Administrator as described in Section 4.

(b)         “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal and state securities laws, the corporate laws of Delaware, and, to the extent other than Delaware, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(c)         “Assumed” means, with respect to an Award, that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(d)         “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, or other right or benefit under the Plan.

(e)         “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f)          “Board” means the Board of Directors of the Company.

(g)         “Cause” means, with respect to the termination by the Company or a Related Entity of a Grantee’s Continuous Service:

(i)          that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written employment agreement, consulting agreement, service agreement or other similar agreement between the Grantee and the Company or such Related Entity, provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction, such definition of “Cause” shall not apply until a Corporate Transaction actually occurs; or

Appendix A-1

(ii)         in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator: (A) the Grantee’s performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity; (B) the Grantee’s dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; (C) the Grantee’s material breach of any noncompetition, confidentiality or similar agreement with the Company or a Related Entity, as determined under such agreement; (D) the Grantee’s commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; (E) if the Grantee is an Employee or Consultant, the Grantee’s engaging in acts or omissions constituting gross negligence, misconduct or a willful violation of a Company or a Related Entity policy which is or is reasonably expected to be materially injurious to the Company and/or a Related Entity; or (F) if the Grantee is an Employee, the Grantee’s failure to follow the reasonable instructions of the Board or such Grantee’s direct supervisor, which failure, if curable, is not cured within ten (10) days after notice to such Grantee or, if cured, recurs within one hundred eighty (180) days.

(h)         “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

(i)          “Committee” means, unless otherwise provided herein, the Compensation Committee of the Board, or another committee appointed by the Board to administer the Plan.

(j)          “Common Stock” means the Company’s common stock, $0.001 par value per share.

(k)         “Company” means CorMedix Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(l)          “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m)        “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence for purposes of this Plan shall include sick leave, military leave, or any other authorized personal leave, so long as the Company or Related Entity has a reasonable expectation that the individual will return to provide services for the Company or Related Entity, and provided further that the leave does not exceed six (6) months, unless the individual has a statutory or contractual right to re-employment following a longer leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Statutory Stock Option beginning on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(n)         “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)          a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)         the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)        the complete liquidation or dissolution of the Company;

Appendix A-2

(iv)        any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v)         acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

(o)         “Data” has the meaning set forth in Section 22 of this Plan.

(p)         “Director” means a member of the Board or the board of directors of any Related Entity.

(q)         “Disability” means a “disability” (or word of like import) as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator.

(r)          “Disqualifying Disposition” means any disposition (including any sale) of Common Stock received upon exercise of an Incentive Stock Option before either (i) two years after the date the Employee was granted the Incentive Stock Option, or (ii) one year after the date the Employee acquired Common Stock by exercising the Incentive Stock Option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

(s)          “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by ordinary dividends paid with respect to Common Stock.

(t)          “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to make such person an “Employee” of the Company or a Related Entity.

(u)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v)         “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows.

(i)          If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market, or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price during regular trading hours for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)         If the Common Stock is regularly quoted on an automated quotation system (including the OTC Markets and the systems maintained by OTC Markets Group Inc.) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price during regular trading hours for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair

Appendix A-3

Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)        In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company in a manner in compliance with Section 409A of the Code, or in the case of an Incentive Stock Option, in a manner in compliance with Section 422 of the Code.

(w)        “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(x)         “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(y)         “Non-Statutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z)         “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa)        “Option” means an option to purchase one or more Shares pursuant to an Award Agreement granted under the Plan.

(bb)       “Original Effective Date” means November 26, 2019, the date on which the Plan was approved by the Company’s stockholders.

(cc)        “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd)       “Performance Period” means the time period during which specified performance criteria must be met in connection with the vesting of an Award as determined by the Administrator, as described in Section 6(d) below.

(ee)        “Plan” means this Amended and Restated CorMedix Inc. 2019 Omnibus Stock Incentive Plan, as the same may be amended from time to time.

(ff)         “Post-Termination Exercise Period” means the period specified in the Award Agreement of not less than thirty (30) days commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee’s Continuous Service, or such longer period as may be applicable upon death or Disability.

(gg)       “Prior Plans” means the Company’s Amended and Restated 2006 Stock Incentive Plan and 2013 Stock Incentive Plan.

(hh)       “Related Entity” means any Parent or Subsidiary of the Company.

(ii)         “Restatement Effective Date” means the date on which the Plan, as herein amended and restated, is approved by the Company’s stockholders.

(jj)         “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(kk)       “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

Appendix A-4

(ll)         “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, as such rule may be amended from time to time, and includes any successor provisions thereto.

(mm)     “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(nn)       “Share” means a share of the Common Stock.

(oo)       “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(pp)       “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock by the Company.

(qq)       “Tax Obligations” means all income tax, social insurance, payroll tax, fringe benefits tax, or other tax-related liabilities related to a Grantee’s participation in the Plan and the receipt of any benefits hereunder, as determined under the Applicable Laws.

3.      Stock Subject to the Plan.

(a)         Subject to adjustment as described in Section 3(b) and Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards granted on or after the Restatement Effective Date (including Incentive Stock Options) is 4,800,000 Shares. In addition, the Shares that remained available for grants under the Plan as of the Restatement Effective Date, plus any Shares subject to outstanding grants under the Prior Plans that are forfeited, canceled, expire, or are settled in cash after the Restatement Effective Date, shall be available for issuance under this Plan, subject to adjustment as described below. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)         Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily), or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan, except that the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options granted on or after the Restatement Effective Date is 4,800,000 Shares. After the Restatement Effective Date, any Shares covered by a Prior Plan award (or portion of a Prior Plan award) which is forfeited, canceled or expires (whether voluntarily or involuntarily), or is settled in cash, shall be added to the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan.

(c)         In the event any Option or other Award granted under the Plan is exercised through the tendering of Shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding Shares, any Shares so tendered or withheld shall not again be available for awards under the Plan. To the extent that Shares subject to a stock-settled SAR are not issued upon the exercise of a SAR pursuant to Section 6(m), the Company shall be deemed, for purposes of applying the limitation on the number of Shares, to have issued the total number of Shares subject to such SAR, notwithstanding that only the net number of such Shares were issued. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be available for awards under the Plan.

(d)          Substitute Awards shall not reduce the Shares authorized for issuance under the Plan, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common

Appendix A-5

stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or non-employee Directors of the Company and its Subsidiaries prior to such acquisition or combination.

4.      Administration of the Plan.

(a)         Plan Administrator.

(i)          Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)         Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(b)         Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers, Consultants, and Employees who are neither Directors nor Officers.

(c)         Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)          to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)         to determine whether and to what extent Awards are granted hereunder;

(iii)        to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)        to approve forms of Award Agreements for use under the Plan;

(v)         to determine the type, terms and conditions of any Award granted hereunder;

(vi)        to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(vii)       to amend the terms of any outstanding Award granted under the Plan, subject to Section 16(a)(v) below; provided that any amendment that would materially adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Statutory Stock Option shall not be treated as adversely affecting the rights of the Grantee;

(viii)      to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(ix)        to make other determinations as provided in this Plan; and

(x)         to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

Appendix A-6

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(d)         Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.      Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants of the Company and any Related Entity. Incentive Stock Options may be granted only to Employees of the Company or a Related Entity. An Employee, Director, or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors, or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.      Terms and Conditions of Awards.

(a)         Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units, and Dividend Equivalent Rights. An Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

(b)         Designation of Award. Each Award shall be evidenced by an Award Agreement in form and substance satisfactory to the Administrator. The type of each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Statutory Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Related Entity). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. Any Option granted which fails to satisfy the requirements of the Applicable Laws for treatment as an Incentive Stock Option shall be a Non-Statutory Stock Option.

(c)         Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria that may be established by the Administrator.

Appendix A-7

(d)         Performance-Based Awards. The Administrator may include in an Award provisions such that the vesting or other realization of an Award by a Grantee will be subject to the achievement of certain performance criteria as the Administrator may determine over the course of a Performance Period determined by the Administrator.

(i)          The performance criteria will be established by the Administrator and may include, but shall not be limited to, any one of, or combination of, the following criteria:

(A)        Net earnings or net income (before or after taxes);

(B)         Earnings per share;

(C)         Net sales growth;

(D)        Net operating profit;

(E)         Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(F)         Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(G)        Cash flow per share;

(H)        Earnings before or after taxes, interest, depreciation, and/or amortization;

(I)          Gross or operating margins;

(J)          Productivity ratios;

(K)        Share price (including, but not limited to, growth measures and total stockholder return);

(L)         Expense targets or ratios;

(M)        Charge-off levels;

(N)        Improvement in or attainment of revenue levels;

(O)        Margins;

(P)         Operating efficiency;

(Q)        Operating expenses;

(R)         Economic value added;

(S)         Improvement in or attainment of expense levels;

(T)         Improvement in or attainment of working capital levels;

(U)        Debt reduction;

(V)        Capital targets;

(W)       Regulatory, clinical, or manufacturing milestones; and

(X)        Consummation of acquisitions, dispositions, projects or other specific events or transactions.

(ii)         Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, or may be established on an individual basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and

Appendix A-8

quantifiable indices. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Administrator may modify the minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable. Performance objectives may be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or unusual items. Performance measures may vary from Performance Award to Performance Award, and from Grantee to Grantee, and may be established on a stand-alone basis, in tandem or in the alternative. The Administrator shall have the power to impose such other restrictions on as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(iii)        The Administrator will determine the duration of the Performance Period, the performance criteria on which performance will be measured, and the amount and terms of payment/vesting upon achievement of such criteria.

(iv)        Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable performance criteria have been achieved for the Awards for such Performance Period. In determining the amounts earned by a Grantee pursuant to an Award issued pursuant to this Section 6(d), the Administrator will have the right to (A) adjust the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period, (B) determine what actual Award, if any, will be paid in the event of a Corporate Transaction or in the event of a termination of employment following a Corporate Transaction prior to the end of the Performance Period, and (C) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Grantee’s death or Disability prior to a Corporate Transaction and prior to the end of the Performance Period.

(v)         Unless otherwise determined by the Administrator, payment of the Award to a Grantee shall be paid following the end of the Performance Period, or if later, the date on which any applicable contingency or restriction has ended.

(e)         Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(f)          Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(g)         Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(h)         Non-Employee Director Individual Award Limits. The maximum number of Shares subject to Awards granted during a single fiscal year to any non-employee Director, taken together with any cash fees paid during the fiscal year to the non-employee Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

Appendix A-9

(i)          Early Exercise. An Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j)          Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Related Entity, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(k)         Transferability of Awards. Unless the Administrator provides otherwise, no Award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Without limiting the foregoing, in no event may an Award be transferred to a third party for monetary consideration.

(l)          Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(m)        Stock Appreciation Rights. A SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option or at such later time as determined by the Administrator (as to all or any portion of the Shares subject to the Option), or (ii) alone, without reference to any related Option. Each SAR granted by the Administrator under this Plan shall be subject to the following terms and conditions. Each SAR granted to any Grantee shall relate to such number of Shares as shall be determined by the Administrator, subject to adjustment as provided in Section 13. In the case of a SAR granted with respect to an Option, the number of Shares to which the SAR pertains shall be reduced in the same proportion that the holder of the Option exercises the related Option. The exercise price of a SAR will be determined by the Administrator at the date of grant but may not be less than 100% of the Fair Market Value of the Shares subject thereto on the date of grant. Subject to the right of the Administrator to deliver cash in lieu of Shares (which, as it pertains to Officers and Directors of the Company, shall comply with all applicable requirements of the Exchange Act), the number of Shares which shall be issuable upon the exercise of a SAR shall be determined by dividing:

(i)          the number of Shares as to which the SAR is exercised multiplied by the amount of the appreciation in such Shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the Shares subject to the SAR on the exercise date exceeds (1) in the case of a SAR related to an Option, the exercise price of the Shares under the Option or (2) in the case of a SAR granted alone, without reference to a related Option, an amount which shall be determined by the Administrator at the time of grant, subject to adjustment under Section 13); by

(ii)         the Fair Market Value of a Share on the exercise date.

In lieu of issuing Shares upon the exercise of a SAR, the Administrator may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the Shares which would otherwise be issuable. No fractional Shares shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a Share on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise. The exercise of a SAR related to an Option shall be permitted only to the extent that the Option is exercisable under Section 11 on the date of surrender. Any Incentive Stock Option surrendered pursuant to the provisions of this Section 6(m) shall be deemed to have been converted into a Non-Statutory Stock Option immediately prior to such surrender.

Appendix A-10

7.      Award Exercise or Purchase Price, Consideration and Taxes.

(a)         Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows.

(i)          In the case of an Incentive Stock Option:

(1)         granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Related Entity, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(2)         granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)         In the case of a Non-Statutory Stock Option, the per Share exercise price shall be not less than one-hundred percent (100%) of the Fair Market Value per Share on the date of grant, except with respect to Substitute Awards.

(iii)        In the case of other Awards, such price as is determined by the Administrator.

(iv)        Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(e), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)         Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i)          cash;

(ii)         check;

(iii)        surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)        with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a broker-dealer acceptable to the Company to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates (or other evidence satisfactory to the Company to the extent that the Shares are uncertificated) for the purchased Shares directly to such broker-dealer in order to complete the sale transaction;

(v)         with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share; or

(vi)        any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(c)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

Appendix A-11

8.      Notice to Company of Disqualifying Disposition. Each Employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option.

9.      Tax Withholding.

(a)         Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), or at such other time as the Tax Obligations are due, the Company, in accordance with the Code and any Applicable Laws, shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy all Tax Obligations. The Administrator may condition such delivery, payment, or other event pursuant to an Award on the payment by the Grantee of any such Tax Obligations.

(b)         The Administrator, pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Grantee may satisfy the Tax Obligations. As determined by the Administrator from time to time, these methods may include one or more of the following:

(i)          paying cash;

(ii)         electing to have the Company withhold cash or Shares deliverable to the Grantee having a Fair Market Value equal to the amount required to be withheld;

(iii)        delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines;

(iv)        selling a sufficient number of Shares otherwise deliverable to the Grantee through such means as the Administrator may determine (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld;

(v)         retaining from salary or other amounts payable to the Grantee cash having a sufficient value to satisfy the Tax Obligations; or

(vi)        any other means which the Administrator determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan.

The amount of Tax Obligations will be deemed to include any amount that the Administrator determines may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, local and foreign marginal income tax rates applicable to the Grantee or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.

10.    Rights As a Stockholder.

(a)         Restricted Stock. Except as otherwise provided in any Award Agreement, a Grantee will not have any rights of a stockholder with respect to any of the Shares granted to the Grantee under an Award of Restricted Stock (including the right to vote or receive dividends and other distributions paid or made with respect thereto). No dividends or Dividend Equivalent Rights shall be paid in respect of any unvested Award of Restricted Stock, unless and until such Shares vest.

(b)         Other Awards. In the case of Awards other than Restricted Stock, except as otherwise provided in any Award Agreement, a Grantee will not have any rights of a stockholder. No dividends or Dividend Equivalent Rights shall be paid with respect to any of the Shares granted pursuant to such Award until the Award vests and is paid. No Dividend Equivalent Rights may accrue or be paid on Options or SARs.

Appendix A-12

11.    Exercise of Award.

(a)         Procedure for Exercise.

(i)          Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and as specified in the Award Agreement.

(ii)         An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b)         Exercise of Award Following Termination of Continuous Service. In the event of termination of a Grantee’s Continuous Service for any reason other than Disability or death, such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination or such other portion of the Grantee’s Award as may be determined by the Administrator. The Administrator may extend the Post-Termination Exercise Period as it deems appropriate and consistent with the terms of the Plan. The Grantee’s Award Agreement may provide that upon the termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Award shall terminate concurrently with the termination of Grantee’s Continuous Service. In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option shall convert automatically to a Non-Statutory Stock Option on the day three (3) months and one day following such change of status. To the extent that the Grantee’s Award was unvested at the date of termination, or if the Grantee does not exercise the vested portion of the Grantee’s Award within the Post-Termination Exercise Period, the Award shall terminate.

(c)         Disability of Grantee. In the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, such Grantee may, but only within twelve (12) months from the date of such termination (or such longer period as specified in the Award Agreement but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Statutory Stock Option on the day three (3) months and one day following such termination. To the extent that the Grantee’s Award was unvested at the date of termination, or if Grantee does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.

(d)         Death of Grantee. In the event of a termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the portion of the Grantee’s Award that was vested as of the date of termination, within twelve (12) months from the date of death (or such longer period as specified in the Award Agreement but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee’s Award was unvested, or if the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.

(e)         Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Award within the applicable time periods set forth in this Section 11 is prevented by the provisions of Section 12 below, the Award shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Award is exercisable, but in any event no later than thirty (30) days immediately following the expiration of the term of such Award as set forth in the Award Agreement, consistent with section 409A of the Code.

Appendix A-13

12.    Conditions Upon Issuance of Shares; Manner of Issuance of Shares.

(a)         If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under any Applicable Law.

(b)         As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(c)         Subject to the Applicable Laws and any governing rules or regulations, the Company shall issue or cause to be issued the Shares acquired pursuant to an Award and shall deliver such Shares to or for the benefit of the Grantee by means of one or more of the following as determined by the Administrator: (i) by delivering to the Grantee evidence of book entry Shares credited to the account of the Grantee, (ii) by depositing such Shares for the benefit of the Grantee with any broker with which the Grantee has an account relationship, or (iii) by delivering such Shares to the Grantee in certificate form.

(d)         No fractional Shares shall be issued pursuant to any Award under the Plan; any Grantee who would otherwise be entitled to receive a fraction of a Share upon exercise or vesting of an Award will receive from the Company cash in lieu of such fractional Shares in an amount equal to the Fair Market Value of such fractional Shares, as determined by the Administrator.

13.    Adjustments. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to the Company’s Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

14.    Corporate Transactions.

(a)         Unless otherwise set forth in an Award Agreement, if a Corporate Transaction occurs and Grantees’ Awards remain outstanding after the Corporate Transaction (or are assumed by, or converted to similar awards with equivalent value as of the date of the Corporate Transaction of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), and the Grantee incurs an involuntary separation from service by the Company or a Related Entity or successor other than for Cause during a period specified by the Administrator, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) any restrictions and conditions on outstanding Restricted Stock shall immediately lapse, and (iii) Awards of Restricted Stock Units or of other rights or benefits shall automatically accelerate and become payable. In that event, Awards that are based on performance goals shall vest and be payable as determined by the Administrator.

(b)         Unless otherwise set forth in an Award Agreement, if a Corporate Transaction occurs and Grantees’ Awards do not remain outstanding after the Corporate Transaction (and are not assumed by, or converted to similar awards with equivalent value as of the date of the Corporate Transaction of, the surviving corporation

Appendix A-14

(or a parent or subsidiary of the surviving corporation)), (i) all outstanding Options and SARs shall immediately vest and become exercisable, (ii) any restrictions on Restricted Stock shall immediately lapse, and (iii) Awards of Restricted Stock Units or of other rights or benefits shall automatically accelerate and become payable as of the date of the Corporate Transaction. In that event, Awards that are based on performance goals shall vest and be payable as determined by the Administrator.

(c)         Notwithstanding the foregoing, the Administrator may establish such other terms and conditions relating to the effect of a Corporate Transaction on Awards as the Administrator deems appropriate. In addition to other actions, in the event of a Corporate Transaction, the Administrator may take any one or more of the following actions with respect to any or all outstanding Awards, without the consent of any Grantee: (i) the Administrator may determine that outstanding Awards shall be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation); (ii) the Administrator may determine that outstanding Options and SARs shall automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding Restricted Stock shall immediately lapse; (iii) the Administrator may determine that Grantees shall receive a payment in settlement of outstanding Awards of Restricted Stock Units or of other rights or benefits, in such amount and form as may be determined by the Administrator; (iv) the Administrator may require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Shares as determined by the Administrator, in an amount equal to the amount, if any, by which the then Fair Market Value of the Shares subject to the Grantee’s unexercised Options and SARs exceeds the exercise price, and (v) after giving Grantees an opportunity to exercise all of their outstanding Options and SARs, the Administrator may terminate any or all unexercised Options and SARs at such time as the Administrator deems appropriate. Such surrender, termination or payment shall take place as of the date of the Corporate Transaction or such other date as the Administrator may specify. Without limiting the foregoing, if the per share Fair Market Value of the Shares does not exceed the per share exercise price, the Company shall not be required to make any payment to the Grantee upon surrender of the Option or SAR. Any acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Corporate Transaction or such other date as the Administrator may specify.

(d)         Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 14 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded.

15.    Effective Date and Term of Plan. The Plan first became effective as of the Original Effective Date and is hereby amended and restated effective as of the Restatement Effective Date, and will continue in effect for a term of ten (10) years from the Restatement Effective Date unless sooner terminated by the Board. Termination of the Plan shall not affect the terms or conditions of any Award granted prior to such termination. Awards hereunder may be made at any time prior to the termination of the Plan, except that no Incentive Stock Options shall be granted after the tenth anniversary of the date on which the Plan was adopted by the Board.

16.    Amendment, Suspension or Termination of the Plan.

(a)         The Board may at any time amend, suspend or terminate the Plan in any respect, except that it may not, without the approval of the stockholders obtained within twelve (12) months before or after the Board adopts a resolution authorizing any of the following actions, do any of the following:

(i)          increase the total number of shares that may be issued under the Plan (except by adjustment pursuant to Section 13);

(ii)         modify the provisions of Section 6 regarding eligibility for grants of Incentive Stock Options;

(iii)        modify the provisions of Section 7(a) regarding the exercise price at which shares may be offered pursuant to Options (except by adjustment pursuant to Section 13);

(iv)        extend the expiration date of the Plan; and

Appendix A-15

(v)         other than pursuant to Section 13 or in connection with a Corporate Transaction, the Administrator shall not without the approval of the Company’s stockholders (a) lower the exercise price of an Option or SAR, (b) cancel an Option or SAR when the exercise price per Share exceeds the Fair Market Value of a Share in exchange for cash or another Award, or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

(b)No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)         No suspension or termination of the Plan shall materially adversely affect any rights under Awards already granted to a Grantee without his or her consent.

17.    Reservation of Shares.

(a)         The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)         The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.    No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or a Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

19.    No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

20.    Information to Grantees. The Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, such information as required by Applicable Laws.

21.    Electronic Delivery. The Administrator may decide to deliver any documents related to any Award granted under the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company or to request a Grantee’s consent to participate in the Plan by electronic means. By accepting an Award, each Grantee consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout Grantee’s Continuous Service with the Company and any Related Entity and thereafter until withdrawn in writing by Grantee.

22.    Data Privacy. The Administrator may decide to collect, use and transfer, in electronic or other form, personal data as described in this Plan or any Award for the exclusive purpose of implementing, administering and managing participation in the Plan. By accepting an Award, each Grantee acknowledges that the Company holds certain personal information about Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of all Awards awarded, cancelled, exercised, vested or unvested, for the purpose of implementing, administering and managing the Plan (the “Data”). Each Grantee further acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and that these third parties may be located in jurisdictions that may have different data privacy laws and protections, and Grantee authorizes such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the recipient or the Company may elect to deposit any Shares acquired upon any Award.

Appendix A-16

23.    Compliance with Section 409A of the Code. This Plan and Awards granted hereunder are intended to comply with the requirements of Section 409A of the Code, to the extent applicable. All Awards shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of Section 409A or (ii) satisfies the requirements of Section 409A. If an Award is subject to Section 409A, unless the Award Agreement specifically provides otherwise: (i) distributions shall only be made in a manner and upon an event permitted under Section 409A, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A, (iii) payments to be made upon a Corporate Transaction shall only be made upon a “change of control event” under Section 409A, (iv) each payment shall be treated as a separate payment for purposes of Section 409A, and (v) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made, except in accordance with Section 409A. Any Award granted under this Plan that is subject to Section 409A and that is to be distributed to a “specified employee” (as defined in Section 409A) upon a separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Grantee’s separation from service, if required by Section 409A. If a distribution is delayed pursuant to Section 409A, the distribution shall be paid within 30 days after the end of the six-month period or the Grantee’s death, if earlier. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the Plan the Administrator determines that any Award may be subject to Section 409A, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures, or take any other actions, that the Administrator determines are necessary or appropriate to (1) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Grantee shall be solely responsible for the tax consequences of Awards, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of section 409A. Although the Company intends to administer the Plan to prevent taxation under section 409A, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

24.    Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

25.    Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any applicable clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time; and (ii) applicable law. Further, to the extent that the Grantee receives any amount in excess of the amount that the Grantee should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Grantee may be required to repay any such excess amount to the Company.

26.    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

Appendix A-17

CORMEDIX INC. 300 CONNELL DRIVE SUITE 4200 BERKELEY HEIGHTS, NJ 07922 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on October 12, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CRMD2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on October 12, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: Election of Directors Nominees 01) Janet Dillione 02) Alan W. Dunton 03) Myron Kaplan 04) Steven Lefkowitz 05) Paulo F. Costa 06) Gregory Duncan 07) Joseph Todisco The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. To approve on a non-binding advisory basis our executive compensation. 3. To approve the amended and restated 2019 Omnibus Stock Incentive Plan. 4. To ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. NOTE: To act upon such other matters as may properly come before the meeting or any adjournment thereof. For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000577920_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com CORMEDIX INC. Annual Meeting of Stockholders October 13, 2022 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Matthew David and Phoebe Mounts, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CORMEDIX INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EST on October 13, 2022, virtually at www.virtualshareholdermeeting.com/CRMD2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000577920_2 R1.0.0.24